UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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SunPower Corporation
(Name of Registrant as Specified In Its Charter)

n/a
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NOTICE OF THE 2016 ANNUAL MEETING OF STOCKHOLDERS

TO ALL SUNPOWER STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of SunPower Corporation, a Delaware corporation (“SunPower”), will be held on:

Date:	Thursday, April 28, 2016

Time:	10:00 a.m. Pacific Time

Place:	Online at www.virtualshareholdermeeting.com/SPWR2016

Virtual Meeting Admission:	This year’s Annual Meeting will be a virtual meeting of stockholders, conducted via a live webcast. You will be able to attend the Annual Meeting online, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/SPWR2016. Have your Notice of Internet Availability of Proxy Materials or proxy card in hand when you access the website and then follow the instructions. To participate in the meeting, you will need the 16-digit control number included on the Notice of Internet Availability of Proxy Materials or proxy card. Online check-in will begin at 9:30 a.m. Pacific Time, and you should allow ample time for the online check-in procedures.

Items of Business:	1.	The re-election of three directors to serve as Class II directors on our board of directors (the “Board”);

	2.	The approval, in an advisory vote, of our named executive officer compensation;

	3.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2016; and

	4.	The transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice of the Annual Meeting. On or about March 17, 2016 we began mailing to stockholders either a Notice of Internet Availability of Proxy Materials or this notice of the Annual Meeting, the proxy statement and the form of proxy.

All stockholders are cordially invited to attend the Annual Meeting. Only stockholders of record at the close of business on February 29, 2016 (the “Record Date”) are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. Any registered stockholder in attendance at the Annual Meeting and entitled to vote may do so during the meeting even if such stockholder returned a proxy.

San Jose, California March 17, 2016	FOR THE BOARD OF DIRECTORS Lisa Bodensteiner Corporate Secretary

IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE PROXY CARD AND MAIL IT PROMPTLY, OR YOU MAY VOTE BY TELEPHONE OR VIA THE INTERNET BY FOLLOWING THE DIRECTIONS ON THE PROXY CARD. ANY ONE OF THESE METHODS WILL ENSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED TO THE COMPANY-PROVIDED PROXY CARD ENVELOPE IF MAILED IN THE UNITED STATES.

PROXY STATEMENT FOR
2016 ANNUAL MEETING OF STOCKHOLDERS
TABLE OF CONTENTS

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SUNPOWER CORPORATION
77 Rio Robles
San Jose, California 95134

PROXY STATEMENT FOR
2016 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The Board of Directors (the “Board”) of SunPower Corporation, a Delaware corporation, is furnishing this proxy statement and proxy card to you in connection with its solicitation of proxies to be used at SunPower Corporation’s Annual Meeting of Stockholders to be held on April 28, 2016 at 10:00 a.m. Pacific Time (the “Meeting Date”), or at any adjournment(s), continuation(s) or postponement(s) of the meeting (the “Annual Meeting”).

This year’s Annual Meeting will be a virtual meeting of stockholders, conducted via a live webcast. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/SPWR2016. Have your Notice of Internet Availability of Proxy Materials or proxy card in hand when you access the website and then follow the instructions. To participate in the meeting, you will need the 16-digit control number included on the Notice of Internet Availability of Proxy Materials or proxy card.

Online check-in will begin at 9:30 a.m. Pacific Time on the Meeting Date, and you should allow ample time for the online check-in procedures. We will have technicians ready to assist you should you have any technical difficulties accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call 1-855-449-0991.

We use a number of abbreviations in this proxy statement. We refer to SunPower Corporation as “SunPower,” “the Company,” or “we,” “us” or “our.” The term “proxy solicitation materials” includes this proxy statement, the notice of the Annual Meeting, and the proxy card. References to “fiscal 2015” mean our 2015 fiscal year, which began on December 29, 2014 and ended on January 3, 2016, while references to “fiscal 2014” mean our 2014 fiscal year, which began on December 30, 2013 and ended on December 28, 2014.

Our principal executive offices are located at 77 Rio Robles, San Jose, California 95134, and our telephone number is (408) 240-5500.

Important Notice Regarding the Availability of Proxy Materials

We have elected to comply with the Securities and Exchange Commission (the “SEC”) “Notice and Access” rules, which allow us to make our proxy solicitation materials available to our stockholders over the Internet. Under these rules, on or about March 17, 2016, we started mailing to certain of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”). The Notice of Internet Availability contains instructions on how our stockholders can both access the proxy solicitation materials and our 2015 Annual Report on Form 10-K for the fiscal year ended January 3, 2016 (the “2015 Annual Report”) online and vote online. By sending the Notice of Internet Availability instead of paper copies of the proxy materials, we expect to lower the costs and reduce the environmental impact of our Annual Meeting.

Our proxy solicitation materials and our 2015 Annual Report are available at www.proxyvote.com.

Stockholders receiving the Notice of Internet Availability may request a paper or electronic copy of our proxy solicitation materials by following the instructions set forth on the Notice of Internet Availability. Stockholders who did not receive the Notice of Internet Availability will continue to receive a paper or electronic copy of our proxy solicitation materials, which were first mailed to stockholders and made public on or about March 17, 2016.

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Delivery of Voting Materials

If you would like to further reduce our environmental impact and costs in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions provided for voting via www.proxyvote.com and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

To reduce the environmental waste and expense of delivering duplicate materials to our stockholders, we are taking advantage of householding rules that permit us to deliver only one set of proxy solicitation materials and our 2015 Annual Report, or one copy of the Notice of Internet Availability, to stockholders who share the same address, unless otherwise requested. Each stockholder retains a separate right to vote on all matters presented at the Annual Meeting.

If you share an address with another stockholder and have received only one set of materials, you may write or call us to request a separate copy of these materials at no cost to you. For future annual meetings, you may request separate materials or request that we only send one set of materials to you if you are receiving multiple copies by writing to us at SunPower Corporation, 77 Rio Robles, San Jose, California 95134, Attention: Corporate Secretary, or calling us at (408) 240-5500.

A copy of our 2015 Annual Report has been furnished with this proxy statement to each stockholder. A stockholder may also request a copy of our 2015 Annual Report by writing to our Corporate Secretary at 77 Rio Robles, San Jose, California 95134. Upon receipt of such request, we will provide a copy of our 2015 Annual Report without charge, including the financial statements required to be filed with the SEC pursuant to Rule 13a-1 of the Securities Exchange Act of 1934 (“Exchange Act”) for our fiscal year 2015. Our 2015 Annual Report is also available on our website at http://investors.sunpower.com/sec.cfm.

Record Date and Shares Outstanding

Stockholders who owned shares of our common stock, par value $0.001 per share, at the close of business on February 29, 2016, which we refer to as the Record Date, are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, we had 136,780,515 shares of common stock outstanding. For more information about beneficial ownership of our issued and outstanding common stock, please see “Security Ownership of Management and Certain Beneficial Owners.”

Board Recommendations

Our Board recommends that you vote:

•	“FOR” Proposal One: re-election of each of the nominated Class II directors;

•	“FOR” Proposal Two: the approval, on an advisory basis, of the compensation of our named executive officers; and

•	“FOR” Proposal Three: the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2016;

Voting

Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the Record Date. Cumulating votes is not permitted under our By-laws.

Many of our stockholders hold their shares through a stockbroker, bank or other nominee, rather than directly in his or her own name. As summarized below, there are distinctions between shares held of record and those beneficially owned.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company N.A., you are considered, with respect to those shares, the stockholder of record and these proxy solicitation materials are being furnished to you directly by us.

Beneficial Owner. If your shares are held in a stock brokerage account, or by a bank or other nominee (also known as shares registered in “street name”), you are considered the beneficial owner of such shares held in street name, and these proxy solicitation materials are being furnished to you by your broker, bank or other nominee, who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares, or to vote your shares during the Annual Meeting.

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How to Vote. If you hold shares directly as a stockholder of record, you can vote in one of the following four ways:

(1) Vote via the Internet before the Meeting Date. Go to www.proxyvote.com to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 27, 2016. Have your Notice of Internet Availability or proxy card in hand when you access the website and then follow the instructions.

(2) Vote by Telephone at 1-800-690-6903 before the Meeting Date. Use a touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 27, 2016. Have your Notice of Internet Availability or proxy card in hand when you call and then follow the instructions. This number is toll free in the United States and Canada.

(3) Vote by Mail before the Meeting Date. Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided, or return the proxy card to SunPower Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

(4) Vote via the Internet during the Annual Meeting. You may attend the Annual Meeting on April 28, 2016 at 10:00 a.m. Pacific Time via the Internet at www.virtualshareholdermeeting.com/SPWR2016 and vote during the Annual Meeting. Have your Notice of Internet Availability or proxy card in hand when you access the website and then follow the instructions.

If you hold shares beneficially in street name, you may submit your voting instructions in the manner prescribed by your broker, bank or other nominee by following the instructions provided by your broker, bank or other nominee, or you may vote your shares during the Annual Meeting.

Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described in options (1), (2), and (3) above so that your vote will be counted if you later decide not to attend the Annual Meeting.

Quorum. A quorum, which is the holders of at least a majority of shares of our stock issued and outstanding and entitled to vote as of the Record Date, is required to be present in person or by proxy at the Annual Meeting in order to hold the Annual Meeting and to conduct business. Your shares will be counted as being present at the Annual Meeting if you attend the Annual Meeting (and are the stockholder of record for your shares), if you vote your shares by telephone or over the Internet, or if you submit a properly executed proxy card. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. Votes against a particular proposal will also be counted both to determine the presence or absence of a quorum and to determine whether the requisite number of voting shares has been obtained.

Explanation of Broker Non-Votes and Abstentions. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. The rules of The New York Stock Exchange (which also apply to companies listed on The NASDAQ Global Select Market) prohibit brokers from voting in their discretion on any non-routine proposals without instructions from the beneficial owners. If you do not instruct your broker how to vote on a non-routine proposal, your broker will not vote for you. Abstentions are deemed to be entitled to vote for purposes of determining whether stockholder approval of that matter has been obtained, and they would be included in the tabulation of voting results as votes against the proposal.

Votes Required/Treatment of Broker Non-Votes and Abstentions.

Proposal One—Re-election of Class II Directors. Election of a director requires the affirmative vote of the holders of a plurality of votes represented by the shares in attendance or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. The three persons receiving the greatest number of votes at the Annual Meeting shall be elected as Class II directors. Neither “broker non-votes” nor abstentions will affect the outcome of the voting on Proposal One.

Proposal Two—Advisory Vote on Named Executive Officer Compensation. The non-binding advisory vote on named executive officer compensation requires the affirmative vote of the holders of a majority of our stock having voting power and in attendance or represented by proxy at the Annual Meeting. “Broker non-votes” have no effect and will not be counted towards the vote total for this proposal. Abstentions will have the effect of votes against Proposal Two.

Proposal Three—Ratification of the Appointment of Independent Registered Public Accounting Firm for Fiscal Year 2016. Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of the holders of a majority of our stock having voting power and in attendance or represented by proxy at the Annual Meeting. “Broker non-votes” have no effect and will not be counted towards this proposal. We do not expect “broker non-votes” since brokers have discretionary authority to vote on this proposal. Abstentions will have the effect of votes against Proposal Three.

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How Your Proxy Will Be Voted

If you complete and submit your proxy card or vote via the Internet or by telephone, the shares represented by your proxy will be voted at the Annual Meeting in accordance with your instructions. If you submit your proxy card by mail, but do not fill out the voting instructions on the proxy card, the shares represented by your proxy will be voted in favor of each of the three proposals. In addition, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as directed by the Board. We have not received notice of any other matters that may properly be presented at the Annual Meeting.

Revoking Your Proxy

You may revoke your proxy at any time before the Meeting Date by: (1) submitting a later-dated vote by telephone, by mail, or via the Internet before or at the Annual Meeting; or (2) delivering instructions to us at 77 Rio Robles, San Jose, California 95134 to the attention of our Corporate Secretary. Any notice of revocation sent to us must include the stockholder’s name and must be actually received by us before the Annual Meeting to be effective. Your attendance at the Annual Meeting after having executed and delivered a valid proxy card or vote via the Internet or by telephone will not in and of itself constitute a revocation of your proxy. If you are the stockholder of record or if your shares are held in “street name,” you may revoke your proxy by voting electronically at the Annual Meeting.

Solicitation of Proxies

We will pay for the cost of this proxy solicitation. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding or furnishing proxy solicitation materials to such beneficial owners. Proxies may also be solicited personally or by telephone, telegram or facsimile by certain of our directors, officers, and regular employees, without additional compensation.

Voting Results

We will announce preliminary voting results at the Annual Meeting and publish final results on a Current Report on Form 8-K, which we intend to file with the SEC within four business days after the Meeting Date.

Note Concerning Forward-Looking Statements

Certain of the statements contained in this proxy statement are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not represent historical facts and the assumptions underlying such statements. We use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “potential,” “should,” “will,” “would” and similar expressions to identify forward-looking statements. These statements include, but are not limited to, operating results, business strategies, management’s plans and objectives for future operations, expectations and intentions, actions to be taken by us and other statements that are not historical facts. These forward-looking statements are based on information available to us as of the date of this proxy statement and our current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond our control. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed in Part I, Item 1A, “Risk Factors” and elsewhere in our 2015 Annual Report, which accompanies this proxy statement. There may be other factors of which we are not currently aware that may affect matters discussed in the forward-looking statements and may cause actual results to differ materially from those discussed. These forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we are under no obligation to, and expressly disclaim any responsibility to, update our forward-looking statements, whether as a result of new information, future events or otherwise.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE PROXY CARD AND RETURN IT PROMPTLY, OR VOTE BY TELEPHONE OR VIA THE INTERNET BY FOLLOWING THE DIRECTIONS ON THE PROXY CARD. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE A PRIOR PROXY VOTE AND VOTE THEIR SHARES AS SET FORTH IN THIS PROXY STATEMENT.

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PROPOSAL ONE

RE-ELECTION OF CLASS II DIRECTORS

Our Board is currently composed of nine directors and divided into three classes, in accordance with Article IV, Section B of our Certificate of Incorporation. Only the terms of the three directors serving as Class II directors are scheduled to expire in 2016. The terms of other directors expire in subsequent years.

On April 28, 2011, we and Total Energies Nouvelles Activités USA, SAS, formerly known as Total Gas & Power USA, SAS (“Total”), a subsidiary of Total S.A. (“Total S.A.”), entered into a Tender Offer Agreement (the “Tender Offer Agreement”). Pursuant to the Tender Offer Agreement, on June 21, 2011, Total purchased in a cash tender offer approximately 60% of the outstanding shares of our former Class A common stock and 60% of the outstanding shares of our former Class B common stock (the “Tender Offer”). In connection with the Tender Offer, we and Total entered into an Affiliation Agreement that governs the relationship between Total and us following the close of the Tender Offer (the “Affiliation Agreement”). In accordance with the terms of the Affiliation Agreement, our Board has nine members, composed of our Chief Executive Officer, three non-Total-designated members of the Board, and five directors designated by Total. If the ownership of our voting power by Total, together with the controlled subsidiaries of Total S.A., declines below certain thresholds, the number of members of the Board that Total is entitled to designate will be reduced as set forth in the Affiliation Agreement. See “Certain Relationships and Related Persons Transactions—Agreements with Total Energies Nouvelles Activités USA, SAS and Total S.A.—Affiliation Agreement.”

The Board has considered and approved the nomination of Bernard Clément, Denis Giorno, and Catherine Lesjak, our current Class II directors, for re-election as directors at the Annual Meeting. Messrs. Clement and Giorno are Total-designated directors. Ms. Lesjak is an independent director. Each nominee has consented to being named in this proxy statement and to serve if re-elected. Unless otherwise directed, the proxy holders will vote the proxies received by them for the three nominees named below. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board to fill the vacancy. We do not expect that any nominee will be unable or will decline to serve as a director. The Class II directors elected will hold office until the annual meeting of stockholders in 2019 or until their successors are elected.

The Class I group of directors consists of Arnaud Chaperon, Daniel Lauré, and Pat Wood III, who will hold office until the annual meeting of stockholders in 2018 or until their successors are elected. Messrs. Chaperon and Lauré are Total-designated directors. Mr. Wood is an independent director. The Class III group of directors consists of Thomas McDaniel, Humbert de Wendel, and Thomas Werner, who will hold office until the annual meeting of stockholders in 2017 or until their successors are elected. Mr. de Wendel is a Total-designated director. Mr. Werner is our President, CEO and Chairman of the Board. Mr. McDaniel is an independent director.

Additional information, as of March 17, 2015, about the Class II director nominees for re-election and the Class I and Class III directors is set forth below.

Class II Directors Nominated for Re-Election at the Annual Meeting

Name	Age	Position(s) with SunPower	Director Since
Bernard Clément	57	Director	2011
Denis Giorno	65	Director	2011
Catherine Lesjak	57	Director	2013

Mr. Bernard Clément has served as the Senior Vice President, Business & Operations, of the New Energies division of Total S.A. since July 1, 2012. Before that appointment, he was Senior Vice President of Gas Assets, Technology, and Research & Development for the Gas & Power division of Total S.A. since January 1, 2010. From 2003 through 2009, Mr. Clément served as Vice President of the Exploration & Production division of Total S.A. relative to its interests in the Middle East. Before that, he held other positions within the Total group, where he has been employed since 1983. Mr. Clément has engineering degrees from Ecole Nationale Supérieure du Pétrole et des Moteurs, where he focused on geophysics, and from École Polytechnique.

Mr. Clément brings significant international operational and development experience to the Board. His extensive experience managing international energy projects and assets, as well as managing technology development, allows him to provide valuable insight into our strategic development and our ability to meet our manufacturing goals. It is based on the Board’s identification of these qualifications, skills and experience that the Board has concluded that Mr. Clément should serve as a director on our Board.

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Mr. Denis Giorno has served as President and CEO of Total New Energies USA since January 2013. From November 2011 until January 2013, he also served as President and General Manager. From October 2007 until October 2011, he served as the Vice President of New Ventures for the Gas & Power division of Total S.A. From 2005 to 2007, Mr. Giorno was Vice President, Business Development, of the Gas & Power division relative to Total’s interests in Asia, South America, and Africa. Before that, he held other positions within the Total group, where he has been employed since 1975. Mr. Giorno received a degree in civil engineering from École Nationale des Ponts et Chaussées, a master of science degree in managerial science and engineering from Stanford University and a degree in petroleum engineering from École Nationale du Pétrole et des Moteurs. Mr. Giorno also completed the Stanford Graduate School of Business’ Executive Education program.

Mr. Giorno’s extensive, worldwide business development and international negotiation experience covers a broad spectrum of traditional power projects and renewable energy projects, including experience throughout the value chain in the solar sector. This experience allows him to make significant contributions to our strategic outlook and international development perspectives. It is based on the Board’s identification of these qualifications, skills and experience that the Board has concluded that Mr. Giorno should serve as a director on our Board.

Ms. Catherine A. Lesjak has served as Executive Vice President and Chief Financial Officer of HP Inc. (formerly Hewlett-Packard Company) (HP) since January 1, 2007. Ms. Lesjak served as interim Chief Executive Officer of HP from August 2010 through October 2010. As a 29-year veteran at HP, Ms. Lesjak held a broad range of financial leadership roles across HP. Before being named as CFO, Ms. Lesjak served as Senior Vice President and Treasurer, responsible for managing HP’s worldwide cash, debt, foreign exchange, capital structure, risk management and benefits plan administration. Earlier in her career at HP, she managed financial operations for Enterprise Marketing and Solutions and the Software Global Business Unit. Before that, she was group controller for HP’s Software Solutions Organization and managed HP’s global channel credit risk as controller and credit manager for the Commercial Customer Organization. Ms. Lesjak has a bachelor’s degree in biology from Stanford University and a master of business degree in finance from the University of California, Berkeley.

Ms. Lesjak’s extensive experience as the chief financial officer of a major corporation, with significant presence in both the business-to-consumer and business-to-business markets, allows her to make significant contributions to our strategic business planning and execution. Her background is also valuable in terms of financial oversight and review of our strategic investments. It is based on the Board’s identification of these qualifications, skills and experience that the Board has concluded that Ms. Lesjak should serve as a director on our Board.

Class I Directors with Terms Expiring in 2018

Name	Age	Position(s) with SunPower	Director Since
Arnaud Chaperon	60	Director	2011
Daniel Lauré	59	Director	2016
Pat Wood III	53	Director	2005

Mr. Arnaud Chaperon currently serves as the Senior Vice President of Prospective Analysis, Institutional Relations and Communications for the New Energies division of Total S.A. Before taking this position with the New Energies division in 2007, Mr. Chaperon was the Managing Director for five years of Total E&P Qatar and country representative of the Total group, which has oil, gas and petrochemical assets and operations in the State of Qatar. Before that, he held other positions within the Total group, where he has been employed since 1980. Mr. Chaperon holds a master’s degree in engineering from École Nationale Supérieure de Techniques Avancées.

Mr. Chaperon brings significant international strategic, operational and development experience to the Board. His experience developing renewable energy projects and investments throughout the value chain for the Total group, as well as managing traditional oil and gas operations, gives him a unique perspective on our strategic outlook and worldwide opportunities. It is based on the Board’s identification of these qualifications, skills and experience that the Board has concluded that Mr. Chaperon should serve as a director on our Board.

Mr. Daniel Lauré currently serves as President and CEO of Total New Energies USA Inc. Before taking this position in March 2016, Mr. Lauré served as Senior Vice President Industrial Assets, Finance & Information Technology from 2012 through 2015. Before that, he held other positions within Total Gas & Power beginning in 2004, including Vice President, Strategy, Markets & IT, and Deputy Director, Renewable Energy, Strategy, Human Resources & Communication. Prior to those positions, Mr. Lauré held various other positions within the Total Group, where he has been employed since 1988. Mr. Lauré holds a degree in civil engineering from l’École Nationale des Ponts et Chaussées and a law degree from Université Panthéon Assas (Paris II).

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Mr. Lauré brings significant international managerial and operational experience to the Board. His extensive experience in the energy industry gives him a valuable perspective on our efforts to manage our business and project development activities. It is based on the Board’s identification of these qualifications, skills and experience that the Board has concluded that Mr. Lauré should serve as a director on our Board.

Mr. Pat Wood III has served as a Principal of Wood3 Resources, an energy infrastructure developer, since July 2005. He is active in the development of electric power and natural gas infrastructure assets in North America. From 2001 to 2005 Mr. Wood served as the Chairman of the Federal Energy Regulatory Commission. From 1995 to 2001, he chaired the Public Utility Commission of Texas. Mr. Wood has also been an attorney with Baker & Botts, a global law firm, and an associate project engineer with Arco Indonesia, an oil and gas company, in Jakarta. He currently serves as Chairman of Dynegy, Inc., and is a director of Quanta Services, Inc. and of Memorial Resource Development Corp. He is a strategic advisor to Hunt Transmission Services/ InfraREIT Capital Partners. Mr. Wood is a past director of the American Council on Renewable Energy and is a member of the National Petroleum Council.

Mr. Wood brings significant strategic and operational management experience to the Board. Mr. Wood has demonstrated strong leadership skills through a decade of regulatory leadership in the energy sector. Mr. Wood brings a unique perspective and extensive knowledge of energy project development, public policy development, governance and the regulatory process. His legal background also provides the Board with a perspective on the legal implications of matters affecting our business. It is based on the Board’s identification of these qualifications, skills and experience that the Board has concluded that Mr. Wood should serve as a director on our Board, Chairman of the Nominating and Corporate Governance Committee and Chairman of the Compensation Committee.

Class III Directors with Terms Expiring in 2017

Name	Age	Position(s) with SunPower	Director Since
Thomas R. McDaniel	67	Director	2009
Humbert de Wendel	59	Director	2011
Thomas H. Werner	56	President and CEO, Director and Chairman of the Board	2003

Mr. Thomas R. McDaniel was Executive Vice President, Chief Financial Officer and Treasurer of Edison International, a generator and distributor of electric power and investor in infrastructure and energy assets, before retiring in July 2008 after 37 years of service. Before January 2005, Mr. McDaniel was Chairman, Chief Executive Officer and President of Edison Mission Energy, a power generation business specializing in the development, acquisition, construction, management and operation of power production facilities. Mr. McDaniel was also Chief Executive Officer and a director of Edison Capital, a provider of capital and financial services supporting the growth of energy and infrastructure projects, products and services, both domestically and internationally. Mr. McDaniel has served on our Board since February 2009. He is Chairman of the Board of Tendril, a smart-grid, software-as-a-service company. Mr. McDaniel is a director of SemGroup, L.P., a midstream energy services company, and a Director of Aquion Energy, a manufacturer of energy storage systems. He is also on the advisory board of Cypress Envirosystems, which develops and markets energy efficiency products. Mr. McDaniel also serves on the Advisory Board of On Ramp Wireless, a communications company serving electrical, gas and water utilities. Mr. McDaniel formerly served on the board of directors of the Senior Care Action Network (SCAN) from 2000-2013. Through the McDaniel Family Foundation, he is also actively involved in a variety of charitable activities such as the Boys and Girls Club of Huntington Beach, Heifer International and the Free Wheelchair Mission.

Mr. McDaniel brings significant operational and development experience to the Board. Mr. McDaniel’s extensive experience growing and operating global electric power businesses is directly aligned with our efforts to further develop the utility and power plant portions of our business. In addition, Mr. McDaniel’s prior experience as a Chief Financial Officer qualifies him as a financial expert, which is relevant to his duties as an audit committee member. It is based on the Board’s identification of these qualifications, skills and experience that the Board has concluded that Mr. McDaniel should serve as a director on our Board, Chairman of the Audit Committee and Chairman of the Finance Committee.

Mr. Humbert de Wendel has served as the Total group Treasurer since the beginning of 2012. Previously, Mr. de Wendel served as the Senior Vice President of Corporate Business Development for Total from 2006 to 2011. From 2000 to 2006, Mr. de Wendel served as a Vice President for Total, overseeing finance operations of its exploration and production subsidiaries. Before

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that, he held other positions within the Total group, where he has been employed since 1982. Mr. de Wendel holds a degree in law and economics from the Institut d’études Politiques de Paris, and a degree in business administration from École Supérieure des Sciences Économiques et Commerciales.

Mr. de Wendel brings extensive international experience in finance and business development to the Board. This experience allows him to bring valuable perspective to our relationships with our key financial and industrial partners. It is based on the Board’s identification of these qualifications, skills and experience that the Board has concluded that Mr. de Wendel should serve as a director on our Board.

Mr. Thomas H. Werner has served as our President and Chief Executive Officer since May 2010, as a member of our Board since June 2003, and Chairman of the Board since May 2011. From June 2003 to April 2010, Mr. Werner served as our Chief Executive Officer. Before joining SunPower, from 2001 to 2003, he held the position of Chief Executive Officer of Silicon Light Machines, Inc., an optical solutions subsidiary of Cypress Semiconductor Corporation. From 1998 to 2001, Mr. Werner was Vice President and General Manager of the Business Connectivity Group of 3Com Corp., a network solutions company. He has also held a number of executive management positions at Oak Industries, Inc. and General Electric Co. Mr. Werner currently serves as a board member of Cree, Inc., Silver Spring Networks, and the Silicon Valley Leadership Group. Mr. Werner is on the Board of Trustees of Marquette University. Mr. Werner holds a bachelor’s degree in industrial engineering from the University of Wisconsin Madison, a bachelor’s degree in electrical engineering from Marquette University and a master’s degree in business administration from George Washington University.

Mr. Werner brings significant leadership, technical, operational and financial management experience to the Board. Mr. Werner provides the Board with valuable insight into management’s perspective with respect to our operations. Mr. Werner has demonstrated strong executive leadership skills through nearly 20 years of executive officer service with various companies and brings the most comprehensive view of our operational history over the past several years. Mr. Werner also brings to the Board leadership experience through his service on the board of directors for two other organizations, which gives him the ability to compare the way in which management and the boards operate within the companies he serves. It is based on the Board’s identification of these qualifications, skills and experience that the Board has concluded that Mr. Werner should serve as a director on our Board and Chairman of the Board.

Vote Required

Election of a director requires the affirmative vote of the holders of a plurality of votes represented by the shares in attendance or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. The three persons receiving the greatest number of votes at the Annual Meeting shall be elected as Class II directors. Neither “broker non-votes” nor abstentions will affect the outcome of the voting on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF EACH OF THE CLASS II DIRECTOR NOMINEES.

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BOARD STRUCTURE

Determination of Independence

Our Board has determined that three of our nine directors, namely Messrs. McDaniel and Wood and Ms. Lesjak, each meet the standards for independence as defined by applicable listing standards of The NASDAQ Stock Market and rules and regulations of the SEC. Our Board has also determined that Mr. Werner, our President and Chief Executive Officer, and Messrs. Chaperon, Clement, Giorno, Lauré, and de Wendel, as directors designated by our controlling stockholder Total Energies Nouvelles Activités USA, SAS, formerly known as Total Gas & Power USA, SAS, pursuant to our Affiliation Agreement with Total, are not “independent” as defined by applicable listing standards of The NASDAQ Stock Market. There are no family relationships among any of our directors or executive officers.

Leadership Structure and Risk Oversight

The Board has determined that having a lead independent director assist Mr. Werner, the Chairman of the Board and Chief Executive Officer, is in the best interest of our stockholders. Mr. Wood has served as the lead independent director of the Board since June 2012. The Board believes this structure ensures a greater role for the independent directors in the oversight of our company and encourages active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board. We believe that this leadership structure also is preferred by a significant number of our stockholders.

The Board is actively involved in oversight of risks that could affect our company. This oversight is conducted primarily through committees of the Board, in particular our Audit Committee, as disclosed in the descriptions of each of the committees below and in the respective charters of each committee. The full Board, however, has retained responsibility for general oversight of risks. The Board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from our officers responsible for oversight of particular risks within our company.

Board Meetings

Our Board held four regular, quarterly meetings, one annual meeting and nine special meetings during fiscal 2015. During fiscal 2015, each director attended at least 75% of the aggregate number of meetings of the Board and its committees on which such director served during his or her term. Our independent directors held four executive sessions during regular, quarterly meetings without management present during fiscal 2015.

Controlled Company, NASDAQ Listing Standards

Since the Tender Offer in June 2011 (including as of March 17, 2015) Total has owned greater than 50% of our outstanding voting securities and we are therefore considered a “controlled company” within the meaning of The NASDAQ Stock Market rules. As long as we remain a “controlled company,” we are exempt from the rules that would otherwise require that our Board be composed of a majority of independent directors and that our Compensation Committee and Nominating and Corporate Governance Committee be composed entirely of independent directors. This “controlled company” exception does not modify the independence requirements for the Audit Committee, and we comply with the requirements of the Sarbanes-Oxley Act and The NASDAQ Stock Market rules that require that our Audit Committee be composed exclusively of independent directors.

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Board Committees

We believe that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. Our Board has established committees to ensure that we maintain strong corporate governance standards. Our Board has standing Audit, Compensation, Finance and Nominating and Corporate Governance Committees. The charters of our Audit, Compensation, Finance and Nominating and Corporate Governance Committees are available on our website at http://investors.sunpower.com. You may also request copies of our committee charters free of charge by writing to SunPower Corporation, 77 Rio Robles, San Jose, California 95134, Attention: Corporate Secretary. Below is a summary of our committee structure and membership information.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Finance Committee
Arnaud Chaperon	—	—	—	Member
Bernard Clément	—	Member	—	—
Denis Giorno	—	—	Member	—
Catherine Lesjak (I)	Member	—	—	Member
Daniel Lauré	—	—	Member	—
Thomas R. McDaniel (I)	Chair	Member	Member	Chair
Humbert de Wendel	—	Member	—	Member
Pat Wood III (I)(*)	Member	Chair	Chair	—

(I) Indicates an independent director.

(*) Indicates the lead independent director.

Audit Committee

Mr. McDaniel is the Chairman of the Audit Committee, appointed in June 2012. Our Audit Committee is a separately-designated standing committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Board has determined that each member of our Audit Committee is “independent” as that term is defined in Section 10A of the Exchange Act and as defined by applicable listing standards of The NASDAQ Stock Market. Each member of the Audit Committee is financially literate and has the financial sophistication required by the applicable listing standards of The NASDAQ Stock Market. The Board has determined that each of Ms. Lesjak and Mr. McDaniel meet the criteria of an “audit committee financial expert” within the meaning of applicable SEC regulations due to their professional experience. Mr. McDaniel’s and Ms. Lesjak’s relevant professional experience is described above under “Proposal One—Re-election of Class II Directors.” The Audit Committee held nine meetings during fiscal 2015.

The purpose of the Audit Committee, pursuant to its charter, is, among other things, to:

•	provide oversight of our accounting and financial reporting processes and the audit of our financial statements and internal controls by our independent registered public accounting firm;

•	assist the Board in the oversight of: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) the independent registered public accounting firm’s performance, qualifications and independence; and (4) the performance of our internal audit function;

•	oversee management’s identification, evaluation and mitigation of major risks to our company;

•	prepare an audit committee report as required by the SEC to be included in our annual proxy statement;

•	provide to the Board such information and materials as it may deem necessary to make the Board aware of financial matters requiring the attention of the Board;

•	consider questions of actual and potential conflicts of interest (including corporate opportunities) of Board members and corporate officers and review and approve proposed related party transactions that would be required to be disclosed under Item 404 of Regulation S-K, provided that any approval of related party transactions may be made only by the disinterested members of the Audit Committee; and

•	oversee any waiver of the Code of Business Conduct and Ethics for directors and executive officers;

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The Audit Committee also serves as the representative of the Board with respect to its oversight of the matters described below in the “Audit Committee Report.” The Audit Committee has established procedures for (1) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and (2) the confidential, anonymous submission by our employees of concerns regarding accounting or auditing matters. The Audit Committee promptly reviews such complaints and concerns.

Compensation Committee

Mr. Wood is the Chairman of the Compensation Committee, appointed in November 2012. Two of the four members of the Compensation Committee, Messrs. McDaniel and Wood, are “independent” as defined by applicable listing standards of The NASDAQ Stock Market. Messrs. Clément and de Wendel were designated by Total to be on the Compensation Committee pursuant to our Affiliation Agreement with Total. The Compensation Committee held six meetings during fiscal 2015.

The Compensation Committee, pursuant to its charter, assists the Board in discharging its duties with respect to:

•	the formulation, implementation, review and modification of the compensation of our directors and executive officers;

•	the preparation of an annual report of the Compensation Committee for inclusion in our annual proxy statement or Annual Report on Form 10-K, in accordance with applicable rules of the SEC and applicable listing standards of The NASDAQ Stock Market;

•	reviewing and discussing with management the Compensation Discussion and Analysis section of our annual proxy statement or Annual Report on Form 10-K;

•	the establishment of a company compensation philosophy, which may be performance-based, to reward and retain employees based on achievement of goals; and

•	the administration of our equity incentive plans, including the SunPower Corporation 2015 Omnibus Incentive Plan.

We also have a Section 16/162(m) Subcommittee of the Compensation Committee consisting solely of independent directors available to approve certain compensation matters in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code) and Rule 16b-3 of the Exchange Act, each as recommended by the Compensation Committee.

In certain instances, the Compensation Committee has delegated limited authority to Mr. Werner, in his capacity as a Board member, with respect to compensation and equity awards for employees other than our executive officers. For more information on our processes and procedures for the consideration and determination of executive compensation, see “Compensation Discussion and Analysis” below.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee was at any time during fiscal 2015 one of our officers or employees, or is one of our former officers or employees. No member of our Compensation Committee had any relationship requiring disclosure under Item 404 and Item 407(e)(4) of Regulation S-K. Additionally, during fiscal 2015, none of our executive officers or directors was a member of the board of directors, or any committee of the board of directors, or of any other entity such that the relationship would be construed to constitute a compensation committee interlock within the meaning of the rules and regulations of the SEC.

Nominating and Corporate Governance Committee

Mr. Wood is the Chairman of our Nominating and Corporate Governance Committee. Two of the four members of the Nominating and Corporate Governance Committee, Messrs. McDaniel and Wood, are “independent” as defined by applicable listing standards of The NASDAQ Stock Market. Messrs. Lauré and Giorno were designated by Total to be on the Nominating and Corporate Governance Committee pursuant to our Affiliation Agreement with Total. The Nominating and Corporate Governance Committee held four meetings during fiscal 2015.

The Nominating and Corporate Governance Committee, pursuant to its charter, assists the Board in discharging its responsibilities with respect to:

•	the identification of individuals qualified to become directors and the selection or recommendation of candidates for all directorships to be filled by the Board or by the stockholders;

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•	the evaluation of whether an incumbent director should be nominated for re-election to the Board upon expiration of such director’s term, based upon factors established for new director candidates as well as the incumbent director’s qualifications, performance as a Board member, and such other factors as the Nominating and Governance Committee deems appropriate; and

•	the development, maintenance and recommendation of a set of corporate governance principles applicable to us, and for periodically reviewing such principles.

The Nominating and Governance Committee also considers diversity in identifying nominees for directors. In particular, the Nominating and Governance Committee believes that the members of the Board should reflect a diverse range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to our operations and interests. In addition, the Nominating and Governance Committee has determined that the Board as a whole must have the right diversity, mix of characteristics and skills for the optimal functioning of the Board in its oversight role.

The Nominating and Governance Committee believes the Board should be composed of persons with skills in areas such as:

•	relevant industries, especially solar products and services;

•	technology manufacturing;

•	sales and marketing;

•	leadership of large, complex organizations;

•	finance and accounting;

•	corporate governance and compliance;

•	strategic planning;

•	international business activities; and

•	human capital and compensation.

Under our Corporate Governance Principles, during the director nominee evaluation process, the Nominating and Corporate Governance Committee and the Board take the following into account:

•	A significant number of directors on the Board should be independent directors, unless otherwise required by applicable law or The NASDAQ Stock Market rules;

•	Candidates should be capable of working in a collegial manner with persons of different educational, business and cultural backgrounds and should possess skills and expertise that complement the attributes of the existing directors;

•	Candidates should represent a diversity of viewpoints, backgrounds, experiences and other demographics;

•	Candidates should demonstrate notable or significant achievement and possess senior-level business, management or regulatory experience that would inure to our benefit;

•	Candidates shall be individuals of the highest character and integrity;

•	Candidates shall be free from any conflict of interest that would interfere with their ability to properly discharge their duties as a director or would violate any applicable law or regulation;

•	Candidates for the Audit and Compensation Committees should have the enhanced independence and financial literacy and expertise that may be required under law or The NASDAQ Stock Market rules;

•	Candidates shall be capable of devoting the necessary time to discharge their duties, taking into account memberships on other boards and other responsibilities; and

•	Candidates shall have the desire to represent the interests of all stockholders.

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Finance Committee

Mr. McDaniel is the Chairman of the Finance Committee. Two of the four members of the Finance Committee, Ms. Lesjak and Mr. McDaniel, are “independent” as defined by applicable listing standards of The NASDAQ Stock Market. Messrs. Chaperon and de Wendel were designated by Total to be on the Finance Committee pursuant to our Affiliation Agreement with Total. The Finance Committee held five meetings during fiscal 2015.

The Finance Committee, pursuant to its charter, assists the Board in discharging its duties with respect to:

•	The review, evaluation and approval of financing transactions, including credit facilities, structured finance, issuance of debt and equity securities in private and public transactions, and the repurchase of debt and equity securities (other than financing activity exceeding $50 million which requires the review and approval of the Board);

•	The review of our annual operating plan for recommendation to the Board, and the monitoring of capital spend as compared with the annual operating plan;

•	The review and recommendation to the Board of investments, acquisitions, divestitures and other corporate transactions; and

•	General oversight of our treasury activities, and the review, at least annually, of our counterparty credit risk and insurance programs.

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CORPORATE GOVERNANCE

Stockholder Communications with Board of Directors

We provide a process by which stockholders may send communications to our Board, any committee of the Board, our non-management directors or any particular director. Stockholders can contact our non-management directors by sending such communications to the Chairman of the Nominating and Corporate Governance Committee, c/o Corporate Secretary, SunPower Corporation, 77 Rio Robles, San Jose, California 95134. Stockholders wishing to communicate with a particular Board member, a particular Board committee or the Board as a whole, may send a written communication to our Corporate Secretary, SunPower Corporation, 77 Rio Robles, San Jose, California 95134. The Corporate Secretary will forward such communication to the full Board, to the appropriate committee or to any individual director or directors to whom the communication is addressed, unless the communication is unduly hostile, threatening, illegal, or harassing, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

Directors’ Attendance at Our Annual Meetings

Although we do not have a formal policy that mandates the attendance of our directors at our annual stockholder meetings, our directors are encouraged to attend. All of our nine directors are expected to attend the 2016 Annual Meeting, and eight of our nine directors attended our annual meeting of stockholders held on June 3, 2015 (the “2015 Annual Meeting”).

Submission of Stockholder Proposals for the 2017 Annual Meeting

As a SunPower stockholder, you may submit a proposal, including director nominations, for consideration at future annual meetings of stockholders.

Stockholder Proposals. Only stockholders meeting certain criteria outlined in our By-laws are eligible to submit nominations for election to the Board or to propose other proper business for consideration by stockholders at an annual meeting. Under the By-laws, stockholders who wish to nominate persons for election to the Board or propose other proper business for consideration by stockholders at an annual meeting must give proper written notice to us not earlier than the 120th day and not later than the 90th day before the first anniversary of the preceding year’s annual meeting, provided that in the event that an annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the 10th day following the day on which we mail or publicly announce our notice of the date of the annual meeting, whichever occurs first. Therefore, notices regarding nominations of persons for election to the Board and proposals of other proper business for consideration at the 2017 annual meeting of stockholders must be submitted to us no earlier than December 29, 2016 and no later than January 28, 2017. If the date of the 2017 annual meeting is moved more than 25 days before or after the anniversary date of the 2016 annual meeting, the deadline will instead be the close of business on the 10th day following notice of the date of the 2017 annual meeting of stockholders or public disclosure of such date, whichever occurs first. We have discretionary power, but are not obligated, to consider stockholder proposals submitted after January 28, 2017 for the 2017 annual meeting.

Stockholder proposals will also need to comply with SEC regulations, such as Rule 14a-8 of the Exchange Act regarding the inclusion of stockholder proposals in any Company-sponsored proxy material. In order to be included in our proxy materials for the 2017 annual meeting of stockholders, pursuant to Rule 14a-8 of the Exchange Act the submission deadline for stockholder proposals is November 17, 2016. All written proposals must be received by our Corporate Secretary, at our corporate offices at 77 Rio Robles, San Jose, California 95134 by the close of business on the required deadline in order to be considered for inclusion in our proxy materials for the 2017 annual meeting of stockholders.

Nomination of Director Candidates. Our Nominating and Corporate Governance Committee will consider director candidates recommended by our stockholders. Such nominations should be directed to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, SunPower Corporation, 77 Rio Robles, San Jose, California 95134. In addition, the stockholder must give notice of a nomination to our Corporate Secretary, and such notice must be received within the time period described above under “Stockholder Proposals.” Any such proposal must include the following:

•	the name, age, business address, residence address and record address of such nominee;

•	the principal occupation or employment of such nominee;

•	the class or series and number of shares of our stock owned beneficially or of record by such nominee;

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•	any information relating to the nominee that would be required to be disclosed in our proxy statement;

•	the nominee holder for, and number of, shares owned beneficially but not of record by such person;

•	whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any derivative or short positions, profit interests, options or borrowed or loaned shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such person with respect to any share of our stock;

•	to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director on the date of such stockholder’s notice;

•	a description of all arrangements or understandings between or among such persons pursuant to which the nomination(s) are to be made by the stockholder and any relationship between or among the stockholder giving notice and any person acting in concert, directly or indirectly, with such stockholder and any person controlling, controlled by or under common control with such stockholder, on the one hand, and each proposed nominee, on the other hand; and

•	a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice.

If a director nomination is made pursuant to the process set forth above, the Nominating and Corporate Governance Committee will apply the same criteria in evaluating the nominee as it would any other board nominee candidate, and will recommend to the Board whether or not the stockholder nominee should be included as a candidate for election in our proxy statement. The nominee and nominating stockholder should be willing to provide any information reasonably requested by the Nominating and Corporate Governance Committee in connection with its evaluation. The Board will make the final determination whether or not a nominee will be included in the proxy statement and on the proxy card for election.

Once either a search firm selected by the Nominating and Corporate Governance Committee or a stockholder has provided our Nominating and Corporate Governance Committee with the identity of a prospective candidate, the Nominating and Corporate Governance Committee communicates the identity and known background and experience of the candidate to the Board. If warranted by a polling of the Board, members of our Nominating and Corporate Governance Committee and/or other members of our senior management may interview the candidate. If the Nominating and Governance Committee reacts favorably to a candidate, the candidate is next invited to interview with the members of the Board who are not on the Nominating and Governance Committee. The Nominating and Governance Committee then makes a final determination whether to recommend the candidate to the Board for directorship. The Nominating and Governance Committee currently has not set specific, minimum qualifications or criteria for nominees that it proposes for Board membership, but evaluates the entirety of each candidate’s credentials. The Nominating and Governance Committee believes, however, that we will be best served if our directors bring to the Board a variety of diverse experience and backgrounds and, among other things, demonstrated integrity, executive leadership and financial, marketing or business knowledge and experience. See “Board Structure—Nominating and Corporate Governance Committee” for factors considered by the Nominating and Corporate Governance Committee and the Board in considering director nominees.

Corporate Governance Principles

We believe that strong corporate governance practices are the foundation of a successful, well-run company. The Board has adopted Corporate Governance Principles that set forth our core corporate governance principles, including:

•	oversight responsibilities of the Board;

•	election and responsibilities of the lead independent director;

•	role of Board committees and assignment and rotation of members;

•	review of the Code of Business Conduct and Ethics and consideration of related party transactions;

•	independent directors meetings without management and with outside auditors;

•	Board’s access to employees;

•	annual review of Board member compensation;

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•	membership criteria and selection of the Board;

•	annual review of Board performance;

•	director orientation and continuing education;

•	stock ownership guidelines for certain of our executive officers and directors;

•	annual review of performance and compensation of executive officers; and

•	succession planning for key executive officers.

Our Corporate Governance Principles are available on our website at http://investors.sunpower.com.

Code of Business Conduct and Ethics; Related Persons Transactions Policy and Procedures

It is our general policy to conduct our business activities and transactions with the highest level of integrity and ethical standards and in accordance with all applicable laws. In addition, it is our policy to avoid situations that create an actual or potential conflict between our interests and the personal interests of our officers and directors. Such principles are described in our Code of Business Conduct and Ethics. Our Code of Business Conduct and Ethics is applicable to our directors, officers, and employees (including our principal executive officer, principal financial officer and principal accounting officer) and is designed to promote compliance with the laws applicable to our business, accounting standards, and proper and ethical business methods and practices. Our Code of Business Conduct and Ethics is available on our website at http://investors.sunpower.com/corporate-governance.cfm under the link for “Code of Business Conduct and Ethics.” You may also request a copy by writing to us at SunPower Corporation, 77 Rio Robles, San Jose, California 95134, Attention: Corporate Secretary. If we amend our Code of Business Conduct and Ethics or grant a waiver applicable to our principal executive officer, principal financial officer or principal accounting officer, we will post a copy of such amendment or waiver on our website. Under our Corporate Governance Principles, the Audit Committee is responsible for reviewing and recommending changes to our Code of Business Conduct and Ethics.

Pursuant to our Corporate Governance Principles and our Audit Committee Charter, our Audit Committee will consider questions of actual and potential conflicts of interest (including corporate opportunities) of directors and officers, and approve or prohibit such transactions. The Audit Committee will review and approve in advance all proposed related-party transactions that would be required to be disclosed under Item 404 of Regulation S-K, in compliance with the applicable NASDAQ Stock Market rules. A related-party transaction will only be approved if the Audit Committee determines that it is in our best interests. If a director is involved in the transaction, he or she will be recused from all voting and approval processes in connection with the transaction.

Certain Relationships and Related Persons Transactions

Other than the compensation agreements and other arrangements described herein, and the transactions described below, since the start of our last fiscal year on December 29, 2014, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we have been or will be a party:

•	in which the amount involved exceeded or will exceed $120,000; and

•	in which any director, director nominee, executive officer, beneficial owner of more than 5% of any class of our common stock, or any immediate family member of such persons had or will have a direct or indirect material interest.

Agreements with Total Energies Nouvelles Activités USA, SAS and Total S.A.

Tender Offer Agreement and Tender Offer Agreement Guaranty

On April 28, 2011, we and Total entered into the Tender Offer Agreement, pursuant to which, on June 21, 2011, Total purchased approximately 60% of our then-outstanding shares of common stock for a total cost of approximately $1.4 billion.

Tenesol Stock Purchase Agreement, Private Placement Agreement, and Master Agreement

On December 23, 2011, we entered into a Stock Purchase Agreement with Total, under which we agreed to acquire 100% of the equity interests of Tenesol SA (“Tenesol”) from Total for $165.4 million in cash. The Tenesol acquisition was consummated on January 31, 2012. Tenesol is a European-based manufacturer and developer of solar projects with module manufacturing operations in France and South Africa.

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Contemporaneously with the execution of the Tenesol Stock Purchase Agreement, we entered into a Private Placement Agreement with Total, under which Total agreed to purchase, and we agreed to issue and sell 18.6 million shares of our common stock for a purchase price of $8.80 per share. The sale was completed contemporaneously with the closing of the Tenesol acquisition on January 31, 2012, thereby increasing Total’s ownership to approximately 66% of our outstanding common stock as of such date.

On December 23, 2011, we also entered into a Master Agreement with Total, under which we and Total agreed to a framework of transactions related to the Tenesol acquisition and Private Placement Agreement. Additionally, Total agreed to pursue several negotiations on additional agreements related to directly investing in our R&D program over a multi-year period, the purchase of our modules and the development of a multi-megawatt project using our products. We and Total amended the Master Agreement on December 20, 2012 to clarify that the development of the multi-megawatt project using our products meant development of up to 10 LCPV Tracker demonstration projects at a total cost to Total of not more than $2.5 million provided agreements for such projects were entered into before December 31, 2013. On July 22, 2014 we and Total agreed to extend the deadline for development of the LCPV Tracker demonstration projects from December 31, 2013 to December 31, 2015.

Credit Support Agreement

In connection with the Tender Offer, on April 28, 2011, we entered into a Credit Support Agreement with Total S.A. Pursuant to the Credit Support Agreement, subject to the terms and conditions described below, Total S.A., as “Guarantor” has agreed to enter into one or more guarantee agreements (each a “Guaranty”) with banks providing letter of credit facilities to us or our subsidiaries in support of our utility and power plant (“UPP”) and large commercial portion of the residential and commercial segment (“LComm”) businesses and certain other permitted purposes. Pursuant to such Guarantees, Guarantor would guarantee the payment to the applicable bank of our obligation to reimburse a draw on a letter of credit and pay interest thereon in accordance with the letter of credit facility between such bank and us. The Credit Support Agreement became effective on June 28, 2011 (the “CSA Effective Date”), and was amended on June 7, 2011, December 12, 2011 and December 14, 2012.

Under the Credit Support Agreement, at any time from the CSA Effective Date until the fifth anniversary thereof, we may request that Guarantor provide a Guaranty with respect to a letter of credit facility. Guarantor is required to issue and enter into the Guaranty requested by us subject to certain terms and conditions, any of which may be waived by Total S.A. The aggregate letter of credit amount could not exceed $936 million for the period from January 1, 2015 through December 31, 2015 and cannot exceed $1 billion for the period from January 1, 2016 through the termination of the Credit Support Agreement (the “Maximum L/C Amount”), subject to certain adjustments.

Payments to be Paid by us to the Guarantor. In consideration for the commitments of Guarantor, we are required to pay Guarantor a guarantee fee, repay any payments made under any Guaranty plus interest, and pay certain expenses of Guarantor and interest on overdue amounts owed to Guarantor. The guarantee fee for each letter of credit that is the subject of a Guaranty and was outstanding for all or part of the preceding calendar quarter will be equal to: (w) the average daily amount of the undrawn amount of such letter of credit plus the amount drawn on such letter of credit that has not yet been reimbursed by us or Guarantor, (x) multiplied by 1.85% for letters of credit issued or extended from the third anniversary of the CSA Effective Date until the fourth anniversary of the CSA Effective Date and 2.35% for letters of credit issued or extended from the fourth anniversary of the CSA Effective Date until the fifth anniversary of the CSA Effective Date, (y) multiplied by the number of days that such letter of credit was outstanding, (z) divided by 365. We are required to reimburse payments made by Guarantor under any Guaranty within 30 days plus interest at a rate equal to LIBOR (as in effect as of the date of Guarantor’s payment) plus 3.00%. The expenses of Guarantor to be reimbursed by us include reasonable out-of-pocket expenses incurred after the CSA Effective Date in the performance of its services under the Credit Support Agreement and reasonable out-of-pocket attorneys’ fees and expenses incurred in connection with payments to a bank under a Guaranty or enforcement of any of our obligations. Overdue payment obligations accrue interest at a rate per annum equal to LIBOR as in effect at such time such payment was due plus 5.00%. Finally, we are solely responsible for any bank fees incurred in connection with securing any letter of credit facilities. In fiscal 2015, we incurred guaranty fees of approximately $11.2 million to Total S.A.

Benchmark Credit Terms. Annually not later than every June 30, and also at any time we desire to obtain a letter of credit facility that would be the subject of a Guaranty, we are required to solicit benchmark credit terms for a letter of credit facility without a Guaranty from Guarantor and without collateral and report those benchmark terms to Guarantor. If (a) the annual fees payable by us on the issued amount of a letter of credit under a proposed letter of credit facility that is not guaranteed by Guarantor are equal to or less than 110% of the annual fees plus any applicable guarantee fee payable to Guarantor pursuant to a guaranteed letter of credit facility under the Credit Support Agreement, (b) the other fees payable under such non-guaranteed letter of credit facility are reasonable in light of the fees payable under a guaranteed letter of credit facility and the anticipated uses of such non-guaranteed letter of credit facility and (c) the other terms and conditions of such non-guaranteed letter of credit facility (including restrictive

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covenants) are reasonable in light of the anticipated use of such non-guaranteed letter of credit facility, then (i) we will be required to enter into such non-guaranteed letter of credit facility as soon as commercially reasonable, (ii) we will be required to reduce the commitments under guaranteed letter of credit facilities in an amount equal to such non-guaranteed letter of credit facility and (iii) so long as such non-guaranteed letter of credit facility remains in effect, the Maximum L/C Amount during such period will be reduced by the maximum aggregate amount of the letters of credit that may be issued pursuant to such non-guaranteed letter of credit facility.

Covenants of SunPower. Under the Credit Support Agreement, we have agreed to undertake certain actions, including, but not limited to, ensuring that our payment obligations to Guarantor rank at least equal in right of payment with all of our other present and future indebtedness, other than certain permitted secured indebtedness. We have agreed to refrain from taking certain actions as detailed in the Credit Support Agreement, including (1) amending any agreements related to any guaranteed letter of credit facility, (2) granting any lien to secure indebtedness unless (a) an identical lien is granted to Guarantor and (b) such other lien is at all times equal or subordinate to the priority of the lien granted to Guarantor under (a), and (3) making any equity distributions.

Trigger Events. Under the Credit Support Agreement, following a Trigger Event (as defined in the agreement and described below), and during its continuation, Guarantor may elect not to enter into any additional Guarantees; declare all or any portion of the outstanding amounts owed by us to Guarantor to be due and payable; direct banks that have provided guaranteed letter of credit facilities to stop all issuances of any additional letters of credit under such facilities; access and inspect our relevant financial records and other documents upon reasonable notice to us; and exercise all other rights it may have under applicable law, provided that at its discretion Guarantor may also rescind such actions.

Each of the following events constitutes a “Trigger Event”:

•	we default with respect to our reimbursement obligations to Guarantor described above or any other payment obligation under the Credit Support Agreement that is 30 days overdue for which Guarantor has demanded payment in writing;

•	any representation or warranty made by us in the Credit Support Agreement is false, incorrect, incomplete or misleading in any material respect when made and has not been cured within 15 days after notice thereof by Guarantor;

•	we fail, and continue to fail for 15 days, to observe or perform any material covenant, obligation, condition or agreement in the Credit Support Agreement;

•	we default in the observance or performance of any agreement, term or condition contained in a guaranteed letter of credit facility that would constitute an event of default or similar event thereunder (other than an obligation to pay any amount, the payment of which is guaranteed by Guarantor), up to or beyond any grace period provided in such facility, unless waived by the applicable bank and Guarantor;

•	we or any of our subsidiaries defaults in the observance or performance of any agreement, term or condition contained in any bond, debenture, note or other indebtedness such that the holders of such indebtedness may accelerate the payment of $25 million or more of such indebtedness; and

•	certain bankruptcy or insolvency events.

Termination. The Credit Support Agreement is scheduled to terminate following the fifth anniversary of the CSA Effective Date, after the later of the payment in full of all obligations thereunder and the termination or expiration of each Guaranty provided thereunder.

Affiliation Agreement

In connection with the Tender Offer, we and Total entered into an affiliation agreement (the “Affiliation Agreement”). The Affiliation Agreement was amended on June 7, 2011, December 12, 2011, February 28, 2012 and August 10, 2012. The Affiliation Agreement governs the relationship following the closing of the Tender Offer between SunPower, on the one hand, and Total S.A., Total, any other affiliate of Total S.A. and any member of a group of persons formed for the purpose of acquiring, holding, voting, disposing of or beneficially owning our voting stock of which Total S.A. or any of its affiliates is a member (the “Total Group”), on the other hand.

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Standstill. Following the closing of the Tender Offer and during the Standstill Period (as defined below), Total, Total S.A., and the Total Group may not:

•	effect or seek, or announce any intention to effect or seek, any transaction that would result in the Total Group beneficially owning shares in excess of the Applicable Standstill Limit (as defined below), or take any action that would require us to make a public announcement regarding the foregoing;

•	request that (i) we, (ii) our Board members that are independent directors and not appointed to the Board by Total (the “Disinterested Directors”), or (iii) our officers or employees, amend or waive any of the standstill restrictions applicable to the Total Group described above; or

•	enter into any discussions with any third party regarding any of the foregoing.

In addition, no member of the Total Group may, among other things, solicit proxies relating to the election of directors to our Board without the prior approval of the Disinterested Directors.

The Total Group is, however, permitted to either (i) make and consummate a Total Tender Offer or (ii) propose and effect a Total Merger so long as, in each case, Total complies with certain advance notice and prior negotiation obligations, including providing written notice to us at least 120 days before commencing or proposing such Total Tender Offer or Total Merger and making its designees reasonably available for the purpose of negotiation with the Disinterested Directors concerning such Total Tender Offer or Total Merger.

The “Standstill Period” is the period beginning on the date of the Affiliation Agreement and ending on the earlier to occur of:

•	a change of control of our company;

•	the first time that the Total Group beneficially owns less than 15% of outstanding voting power of our company;

•	we or our Board take or fail to take certain of the actions described below under “—Events Requiring Stockholder Approval by Total” or fail to comply with certain of the covenants described below under “—Covenants of Total and SunPower” during the time when Total, together with the controlled subsidiaries of Total S.A., owns 50% or less of the outstanding voting power of our company or 40% or less of the outstanding voting power of our company when at least $100 million in Guarantees are outstanding under the Credit Support Agreement;

•	a tender offer for at least 50% of the outstanding voting power of our company is commenced by a third party after the time when Total, together with the controlled subsidiaries of Total S.A. owns 50% or less of the outstanding voting power of our company or 40% or less of the outstanding voting power of our company when at least $100 million in Guarantees are outstanding under the Credit Support Agreement; and

•	the termination of the Affiliation Agreement.

The “Applicable Standstill Limit” is 70% of the lower of (i) the then outstanding shares of our common stock or (ii) the then outstanding voting power of our company.

During the Standstill Period, the Total Group will not be in breach of its standstill obligations described above if any member of the Total Group holds beneficial ownership of shares of our common stock in excess of the Applicable Standstill Limit solely as a result of:

•	recapitalizations, repurchases or other actions taken by us or our controlled subsidiaries that have the effect of reducing the number of shares of our common stock then outstanding;

•	the issuance of shares of our common stock to Total in connection with the acquisition of Tenesol SA; or

•	the rights specified in any “poison pill” share purchase rights plan having separated from the shares of our common stock and a member of the Total Group having exercised such rights.

Transfer of Control. If any member or members of the Total Group seek to transfer, in one or a series of transactions, either (i) 40% or more of the outstanding shares of our common stock or (ii) 40% or more of the outstanding voting power of our company to a single person or group, then such transfer must be conditioned on, and may not be effected, unless the transferee either:

•	makes a tender offer to acquire 100% of the voting power of our company, at the same price per share of voting stock and using the same form of consideration to be paid by the transferee to the Total Group; or

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•	proposes a merger providing for the acquisition of 100% of the voting power of our company, at the same price per share of voting stock and using the same form of consideration to be paid by the transferee to the Total Group.

Total’s Rights to Maintain. The Total Group has the following rights to maintain its ownership in us until (i) the first time that the Total Group owns less than 40% of the outstanding voting power of our company, or (ii) until the first time that Total transfers shares of our common stock to a person other than Total S.A. or a controlled subsidiary of Total S.A. and as a result of such transfer Total S.A. and its subsidiaries own less than 50% of the outstanding voting power of our company.

If we propose to issue new securities primarily for cash in a financing transaction, then Total has the right to purchase a portion of such new securities equal to its percentage ownership in us. Total can also elect to purchase our securities in open market transactions or through privately-negotiated transactions in an amount equal to its percentage ownership in connection with such issuance of new securities. If we propose to issue new securities in consideration for our purchase of a business or assets of a business, then Total has the right to purchase additional securities in the open market or through privately-negotiated transactions equal to its percentage ownership in us. Total has similar rights in the event that we issue or propose to issue (including pursuant to our equity plans or as the result of the conversion of our convertible securities) securities that, together with all other issuances of securities by us since the end of the preceding fiscal quarter aggregate to more than 1% of our fully diluted equity. Total has a nine-month grace period, subject to certain extensions to satisfy regulatory conditions, to acquire securities in the open market or through privately-negotiated transactions in connection with any of the securities issuances described above.

SunPower Board. The Affiliation Agreement provides that Total is entitled to designate nominees to our Board, subject to the maintenance of certain ownership thresholds described below. See “Proposal One” above for more details on our current Board membership.

So long as Total, together with the controlled subsidiaries of Total S.A., owns at least 10% of the outstanding voting power of our company, then our Board must use its reasonable best efforts to elect the directors designated by Total as follows:

•	until the first time that Total, together with the controlled subsidiaries of Total S.A., owns less than 50% of the voting power of our company, Total will be entitled to designate five nominees to serve on our Board;

•	until the first time that Total, together with the controlled subsidiaries of Total S.A., owns less than 50% but not less than 40% of the voting power of our company, Total will be entitled to designate four nominees to serve on our Board;

•	until the first time that Total, together with the controlled subsidiaries of Total S.A., owns less than 40% but not less than 30% of the voting power of our company, Total will be entitled to designate three nominees to serve on our Board;

•	until the first time that Total, together with the controlled subsidiaries of Total S.A., owns less than 30% but not less than 20% of the voting power of our company, Total will be entitled to designate two nominees to serve on our Board; and

•	until the first time that Total, together with the controlled subsidiaries of Total S.A., owns less than 20% but not less than 10% of the voting power of our company, Total will be entitled to designate one nominee to serve on our Board.

For as long as they are serving on our Board, the directors designated by Total will be allocated across the three classes that comprise our Board in a manner as equal as practicable.

Subject to the listing standards of The NASDAQ Stock Market, until the first time that Total, together with the controlled subsidiaries of Total S.A., owns less than 30% of the outstanding voting power of our company:

•	the Audit Committee will be composed of three Disinterested Directors;

•	the Compensation Committee and the Nominating and Governance Committee will each be composed of two Disinterested Directors and two directors designated by Total; and

•	any other standing committee will be composed of two Disinterested Directors and two directors designated by Total.

Until the first time that Total, together with the controlled subsidiaries of Total S.A., own less than 10% of the outstanding voting power of our company, a representative of Total will, subject to certain exceptions, be permitted to attend all meetings of our Board or any committee thereof in a non-voting, observer capacity (other than any committee whose sole purpose is to consider a transaction for which there exists an actual conflict of interest between the Total Group, on the one hand, and us and any of our affiliates, on the other hand).

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Events Requiring Specific Board Approval. At any time when Total, together with the controlled subsidiaries of Total S.A., owns at least 30% of the outstanding voting power of our company, neither the Total Group nor we (or any of our affiliates) may effect any of the following without first obtaining the approval of a majority of the Disinterested Directors:

•	any amendment to our Certificate of Incorporation or By-laws;

•	any transaction that, in the reasonable judgment of the Disinterested Directors, involves an actual conflict of interest between the Total Group, on the one hand, and us and any of our affiliates, on the other hand;

•	the adoption of any shareholder rights plan or the amendment or failure to renew our existing shareholder rights plan;

•	except as provided above, the commencement of any tender offer or exchange offer by the Total Group for shares of our common stock or securities convertible into shares of our common stock, or the approval of a merger of us or any company that we control with a member of the Total Group;

•	any voluntary dissolution or liquidation of our company or any company that we control;

•	any voluntary bankruptcy filing by us or any company that we control or the failure to oppose any other person’s bankruptcy filing or action to appoint a receiver of our company or any company that we control;

•	any delegation of all or a portion of the authority of our Board to any committee thereof;

•	any amendment, modification or waiver of any provision of the Affiliation Agreement;

•	any modification of, or action with respect to, director’s and officer’s insurance coverage; or

•	any reduction in the compensation of the Disinterested Directors.

Events Requiring Supermajority Board Approval. At any time when Total, together with the controlled subsidiaries of Total S.A., owns at least 30% of the outstanding voting power of our company, neither Total nor we (nor any of Total’s or our affiliates, respectively) may, without first obtaining the approval of two-thirds of our directors (including at least one Disinterested Director), effect any approval or adoption of our annual operating plan or budget that has the effect of reducing the planned letter of credit utilization in any given year by more than 10% below the applicable maximum letter of credit amount in the Credit Support Agreement.

Events Requiring Stockholder Approval by Total. Until the first time that Total, together with the controlled subsidiaries of Total S.A., owns 50% or less of the outstanding voting power of our company or 40% or less of the outstanding voting power of our company when at least $100 million in Guarantees are outstanding pursuant to the Credit Support Agreement and, thereafter, for so long as (1) any loans by Total S.A. to us remain outstanding, (2) any guarantees by Total S.A. of any of our indebtedness remain outstanding, or (3) any other continuing obligation of Total S.A. to or for the benefit of us remain outstanding (“Total Stockholder Approval Period”), neither we (including any of our controlled subsidiaries) nor our Board may effect any of the following without first obtaining the approval of Total:

•	any amendment to our Certificate of Incorporation or By-laws;

•	any transaction pursuant to which we or any company that we control acquires or otherwise obtains the ownership or exclusive use of any business, property or assets of a third party if as of the date of the consummation of such transaction the aggregate net present value of the consideration paid or to be paid exceeds the lower of (i) 15% of our then-consolidated total assets or (ii) 15% of our market capitalization;

•	any transaction pursuant to which a third party obtains ownership or exclusive use of any of our business, property or assets or those of any company that we control if as of the date of the consummation of such transaction the aggregate net present value of the consideration received or to be received exceeds the lower of (i) 10% of our then-consolidated total assets or (ii) 10% of our market capitalization;

•	the adoption of any shareholder rights plan or certain changes to our existing shareholder rights plan;

•	except for the incurrence of certain permitted indebtedness, the incurrence of additional indebtedness in excess of the difference, if any, of 3.5 times our LTM EBITDA (as defined in the Affiliation Agreement) less our Outstanding Gross Debt (as defined in the Affiliation Agreement);

•	subject to certain exceptions, any voluntary dissolution or liquidation of our company or any company that we control;

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•	any voluntary bankruptcy filing by us or any company that we control or the failure to oppose any other person’s bankruptcy filing or action to appoint a receiver of our company or any company that we control; or

•	any repurchase of our common stock.

Certain Matters Related to SunPower’s Shareholder Rights Plan. Until the Total Group beneficially owns less than 15% of the outstanding voting power of our company, neither we nor our Board is permitted to adopt any shareholder rights plan or make certain changes to our existing shareholder rights plan without the approval of Total.

Covenants of Total and SunPower. In order to effect the transactions contemplated by the Affiliation Agreement, each of Total and we have committed to taking certain actions. With respect to us, such actions include:

•	amending our By-laws to provide that the Total Group may call a special meeting of stockholders in certain circumstances;

•	taking certain actions to exculpate Total S.A., Total, any controlled subsidiary of Total S.A. and those of our directors designated by Total from corporate opportunities, to the fullest extent permitted by applicable law;

•	taking certain actions to render Delaware’s business combination statute inapplicable to the Total Group and certain future transferees of the Total Group;

•	making certain amendments to our shareholder rights plan, including excluding the Total Group from the definition of “Acquiring Person” under such plan;

•	renewing our existing shareholder rights plan so long as the Total Group beneficially owns at least 15% of our outstanding voting power; and

•	providing Total with certain of our financial information from time to time.

Termination. The Affiliation Agreement generally terminates upon the earlier to occur of (i) Total, together with the controlled subsidiaries of Total S.A., owning less than 10% of the outstanding voting power of our company or (ii) Total, together with the controlled subsidiaries of Total S.A., owning 100% of the outstanding voting power of our company.

Affiliation Agreement Guaranty

Total S.A. entered into a guaranty (the “Affiliation Agreement Guaranty”) in connection with the Tender Offer and entry into the Affiliation Agreement, pursuant to which Total S.A. unconditionally guarantees the full and prompt payment of Total S.A.’s, Total’s and each Total S.A. controlled company’s payment obligations under the Affiliation Agreement and the full and prompt performance of their respective representations, warranties, covenants, duties and agreements contained in the Affiliation Agreement.

Research & Collaboration Agreement

In connection with the Tender Offer, we and Total entered into a Research & Collaboration Agreement (the “R&D Agreement”) that establishes a framework under which the parties may engage in long-term research and development collaboration (the “R&D Collaboration”). The R&D Collaboration is expected to encompass a number of different projects (“R&D Projects”), with a focus on advancing technology in the area of photovoltaics. The primary purpose of the R&D Collaboration is to: (i) maintain and expand our technology position in the crystalline silicon domain; (ii) ensure our industrial competitiveness; and (iii) guarantee a sustainable position for both us and Total to be best-in-class industry players.

The R&D Agreement contemplates a joint committee (the “R&D Strategic Committee”) that identifies, plans and manages the R&D Collaboration. Due to the impracticability of anticipating and establishing all of the legal and business terms that will be applicable to the R&D Collaboration or to each R&D Project, the R&D Agreement sets forth broad principles applicable to the parties’ potential R&D Collaboration, and the R&D Collaboration Committee establishes the particular terms governing each particular R&D Project consistent with the terms set forth in the R&D Agreement. In fiscal 2015, Total contributed $1.6 million to us under the R&D Agreement.

Registration Rights Agreement

In connection with the Tender Offer, we and Total entered into a customary registration rights agreement (the “Registration Rights Agreement”) related to Total’s ownership of shares of our common stock. The Registration Rights Agreement provides Total with shelf registration rights, subject to certain customary exceptions, and up to two demand registration rights in any 12-month

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period, also subject to certain customary exceptions. Total also has certain rights to participate in any registrations of securities that we initiate. We will generally pay all costs and expenses we incur and that Total incurs in connection with any shelf or demand registration (other than selling expenses incurred by Total). We and Total have also agreed to certain indemnification rights under the agreement. The Registration Rights Agreement terminates on the first date on which: (i) the shares held by Total constitute less than 5% of our then-outstanding common stock; (ii) all of our securities held by Total may be immediately resold pursuant to Rule 144 promulgated under the Exchange Act during any 90-day period without any volume limitation or other restriction; or (iii) we cease to be subject to the reporting requirements of the Exchange Act.

The Registration Rights Agreement was amended on May 29, 2013, in connection with the issuance of our 0.75% Senior Convertible Debentures due 2018, to provide that convertible debentures and our common stock underlying such debentures are “registrable securities” within the meaning of the Registration Rights Agreement.

Stockholder Rights Plan

On April 28, 2011, before the execution of the Tender Offer Agreement, we entered into an amendment (the “Rights Agreement Amendment”) to the Rights Agreement, dated August 12, 2008, by and between us and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agreement”), in order to, among other things, render the rights therein inapplicable to each of: (i) the approval, execution or delivery of the Tender Offer Agreement; (ii) the commencement or consummation of the Tender Offer; (iii) the consummation of the other transactions contemplated by the Tender Offer Agreement and the related agreements; and (iv) the public or other announcement of any of the foregoing.

On June 14, 2011, we entered into a second amendment to the Rights Agreement (the “Second Rights Agreement Amendment”), in order to, among other things, exempt Total, Total S.A. and certain of their affiliates and certain members of a group of which they may become members from the definition of “Acquiring Person” thereunder, such that the rights issuable pursuant to the Rights Agreement will not become issuable in connection with the completion of the Tender Offer.

By-laws Amendment

On June 14, 2011, our Board approved amendments of our By-laws as required under the Affiliation Agreement. The amendments: (i) allow any member of the Total Group to call a meeting of stockholders for the sole purpose of considering and voting on a proposal to effect a Total Merger or a Transferee Merger (as defined in the Affiliation Agreement); (ii) provide that the number of directors of our Board shall be determined from time to time by resolution adopted by the affirmative vote of a majority of our entire Board at any regular or special meeting; and (iii) require, before the termination of the Affiliation Agreement, the approval of a majority of our independent directors to amend our By-laws so long as Total, together with the controlled subsidiaries of Total S.A., owns at least 30% of our voting securities as well as require, before the termination of the Affiliation Agreement, Total’s written consent during the Total Stockholder Approval Period to amend the By-laws. In addition, in November 2011, our By-laws were amended to remove restrictions prohibiting stockholder consents in writing.

Upfront Warrant

On February 28, 2012, in consideration for Total S.A.’s agreement to enter into a Liquidity Support Agreement and for Total S.A.’s commitments set forth in such agreement, we issued to Total a warrant (the “Upfront Warrant”) that is exercisable to purchase 9,531,677 shares of our common stock at an exercise price of $7.8685 per share, subject to adjustment for customary anti-dilution and other events. The Upfront Warrant is exercisable at any time for seven years after its issuance, provided that, so long as at least $25 million of our existing convertible debt remains outstanding, such exercise will not cause “any person,” including Total S.A., to, directly or indirectly, including through one or more wholly-owned subsidiaries, become the “beneficial owner” (as such terms are defined in Rule 13d-3 and Rule 13d-5 under the Securities and Exchange Act of 1934, as amended), of more than 74.99% of the voting power of our common stock at such time, because “any person” becoming such “beneficial owner” would trigger the repurchase or conversion of our existing convertible debt.

The Tender Offer Agreement, Tender Offer Agreement Guaranty, Credit Support Agreement, Affiliation Agreement, Affiliation Agreement Guaranty, Research and Collaboration Agreement, Registration Rights Agreement, Rights Agreement Amendment, Second Rights Agreement Amendment and By-Law amendments, and amendments thereto, as described above are attached to, and more fully described in, our Form 8-Ks as filed with the SEC on May 2, 2011, June 7, 2011, June 15, 2011 and December 23, 2011, our Solicitation/Recommendation Statement on Form 14D-9 filed with the SEC on May 3, 2011, and our Form 10-Q as filed with the SEC on November 2, 2012. The Tenesol Stock Purchase Agreement, the Private Placement Agreement and the Master Agreement are attached to, and more fully described in, our Form 8-K filed with the SEC on December 23, 2011 and Information Statement on Schedule 14C filed with the SEC on January 3, 2012.

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Sale of 0.75% Debentures Due 2018

In May 2013, we issued $300 million in aggregate principal amount of our 0.75% Senior Convertible Debentures due 2018 (the “2018 Debentures”) in a private offering. $200 million in aggregate principal amount of the 2018 Debentures were sold to Total by the initial purchasers of the 2018 Debentures. The 2018 Debentures are convertible into shares of our common stock at any time based on an initial conversion rate of 40.0871 shares of common stock per $1,000 principal amount of 2018 Debentures (which is equivalent to an initial conversion price of approximately $24.95 per share of our common stock), subject to adjustment under certain circumstances. The holders of the 2018 Debentures may require us to repurchase their 2018 Debentures under certain circumstances. The 2018 Debentures are subject to redemption at our option under certain circumstances.

Sale of 0.875% Debentures Due 2021

In June 2014, we issued $400 million in aggregate principal amount of our 0.875% Senior Convertible Debentures due 2021 (the “2021 Debentures”) in a private offering. $250 million in aggregate principal amount of the 2021 Debentures were sold to Total by the initial purchasers of the 2021 Debentures. The 2021 Debentures are convertible into shares of our common stock at any time based on an initial conversion rate of 20.5071 shares of common stock per $1,000 principal amount of 2021 Debentures (which is equivalent to an initial conversion price of approximately $48.76 per share of our common stock), subject to adjustment under certain circumstances. The holders of the 2021 Debentures may require us to repurchase their 2021 Debentures under certain circumstances. The 2021 Debentures are subject to redemption at our option under certain circumstances.

Sale of 4.00% Debentures Due 2023

In December 2015, we issued $425 million in aggregate principal amount of our 4.00% Senior Convertible Debentures due 2023 (the “2023 Debentures”) in a private offering. $100 million in aggregate principal amount of the 2023 Debentures were sold to Total by the initial purchasers of the 2023 Debentures. The 2023 Debentures are convertible into shares of our common stock at any time based on an initial conversion rate of 32.7568 shares of common stock per $1,000 principal amount of 2023 Debentures (which is equivalent to an initial conversion price of approximately $30.53 per share of our common stock), subject to adjustment under certain circumstances. The holders of the 2023 Debentures may require us to repurchase their 2023 Debentures under certain circumstances. The 2023 Debentures are subject to redemption at our option under certain circumstances.

Project Co-Development Agreements

In the ordinary course of our business, from time to time we enter into agreements with Total or its affiliates in connection with certain of our international project co-development initiatives, including master services agreements. In fiscal 2015, Total incurred $0.5 million in fees payable to us and we incurred $0.7 million in fees payable to Total under these agreements.

EPC, O&M Services and Components Agreements

In the ordinary course of our business, from time to time we enter into various engineering, procurement and construction (“EPC”) services, operations and maintenance services (“O&M services”) and component sales agreements relating to solar projects, including EPC services, O&M services and component sales agreements relating to projects owned or partially owned by Total or its affiliates. In fiscal 2015, we received an aggregate of approximately $56.8 million from Total and its affiliates under EPC services, O&M services and component sales agreements in respect of projects in which Total has a direct or indirect material interest.

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AUDIT COMMITTEE REPORT

The Audit Committee of our Board of Directors serves as the representative of the Board of Directors with respect to its oversight of:

•	our accounting and financial reporting processes and the audit of our financial statements;

•	the integrity of our financial statements;

•	our internal controls;

•	our compliance with legal and regulatory requirements and efficacy of and compliance with our corporate policies;

•	the independent registered public accounting firm’s appointment, qualifications and independence; and

•	the performance of our internal audit function.

The Audit Committee also reviews the performance of our independent registered public accounting firm, Ernst & Young LLP, in the annual audit of financial statements and in assignments unrelated to the audit, and reviews the independent registered public accounting firm’s fees.

The Audit Committee provides the Board such information and materials as it may deem necessary to make the Board aware of financial matters requiring the attention of the Board. The Audit Committee reviews our financial disclosures, and meets privately, outside the presence of our management, with our independent registered public accounting firm. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in our Annual Report on Form 10-K for our fiscal year ended January 3, 2016 with management, including a discussion of the quality and substance of the accounting principles, the reasonableness of significant judgments made in connection with the audited financial statements, and the clarity of disclosures in the financial statements. The Audit Committee reports on these meetings to our Board of Directors.

Our management has primary responsibility for preparing our financial statements and for our financial reporting process. In addition, our management is responsible for establishing and maintaining adequate internal control over financial reporting. Our independent registered public accounting firm, Ernst & Young LLP, is responsible for expressing an opinion on the conformity of our financial statements to generally accepted accounting principles, and on the effectiveness of our internal control over financial reporting.

The Audit Committee reports as follows:

(1)  The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2015 with our management.

(2)  The Audit Committee has discussed with Ernst & Young LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board.

(3)  The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee regarding independence, and has discussed with Ernst & Young LLP its independence, including whether Ernst & Young LLP’s provision of non-audit services to us is compatible with its independence.

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee (or its Chair pursuant to delegated authority) of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that fiscal year, the Audit Committee (or its Chair pursuant to delegated authority) must approve the specific service before the independent registered public accounting firm is engaged to perform such services for us.

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Based on the review and discussion referred to in items (1) through (3) above, the Audit Committee recommended to our Board of Directors, and the Board approved, the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended January 3, 2016, as filed with the SEC.

The foregoing report was submitted by the Audit Committee of the Board and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by us under the Securities Act of 1933 or the Exchange Act.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Thomas R. McDaniel, Chair
Catherine A. Lesjak
Pat Wood III

February 18, 2015

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DIRECTOR COMPENSATION

The following table sets forth a summary of the compensation we paid to our non-employee directors for fiscal 2015. The table does not include Mr. Werner, who did not receive separate compensation for his service on the Board.

2015 Director Compensation Table

Fees Earned or
	Paid in Cash	Stock Awards	Total
Name	($)(1)	($)(2)(3)	($)
Arnaud Chaperon	—	—	—
Bernard Clément	—	—	—
Denis Giorno	—	—	—
Catherine Lesjak	100,030	300,000	400,030
Jean-Marc Otero del Val(4)	—	—	—
Thomas R. McDaniel	100,030	300,000	400,030
Humbert de Wendel	—	—	—
Pat Wood III(3)	125,030	300,000	425,030

(1)	The amounts reported in this column represent the aggregate cash retainers and payments for fractional shares received by the non-employee directors for fiscal 2015, but do not include amounts reimbursed to the non-employee directors for expenses incurred in connection with attending Board and committee meetings.

(2)	The amounts reported in this column represent the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (or FASB) ASC Topic 718 for restricted stock units granted to our non-employee directors in fiscal 2015, as further described below. Each non-employee director received the following grants of restricted stock units on the following dates with the following grant date fair values (please note that some amounts reported may not add up exactly due to rounding on an award-by-award basis):

Non-Employee Director	Grant Date	Restricted Stock Units (#)	Grant Date Fair Value ($)
Catherine Lesjak	02/11/2015	2,735	$74,994
	05/11/2015	2,281	$74,977
	08/11/2015	3,009	$75,014
	11/11/2015	2,928	$75,015

Thomas R. McDaniel	02/11/2015	2,735	$74,994
	05/11/2015	2,281	$74,977
	08/11/2015	3,009	$75,014
	11/11/2015	2,928	$75,015

Pat Wood III	02/11/2015	2,735	$74,994
	05/11/2015	2,281	$74,977
	08/11/2015	3,009	$75,014
	11/11/2015	2,928	$75,015

(3)	As of January 3, 2016, the following non-employee directors held options for the following number of shares: Mr. Wood held options for 12,000 shares. No other non-employee directors held stock awards or stock options as of January 3, 2016.

(4)	Mr. Otero del Val resigned from the Board on March 8, 2016.

2015 Director Compensation Program

Our outside director compensation policy provides for the compensation set forth below for our non-employee directors, other than the Total-nominated directors:

•	an annual fee of $400,000 ($100,000 quarterly) for our non-employee directors (other than the Chairman of the Board) for service on our Board and on Board committees;

•	if our Chairman is an independent director, an annual fee of $450,000 ($112,500 quarterly) to our Chairman of the Board for service on our Board and on Board committees; and

•	an additional annual fee of $25,000 ($6,250 quarterly) to the lead independent director.

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Our policy provides that these annual fees are prorated on a quarterly basis for any director that joins the Board during the year. The $25,000 additional fee payable to the lead independent director is paid in cash. Any fees payable to the Chairman of the Board are paid in the form of restricted stock units. The other fees are paid on a quarterly basis, 25% in cash on or about the date of the quarterly Board meeting and 75% in the form of fully-vested restricted stock units on the 11th day in the second month of each quarter (or on the next trading day if such day is not a trading day). Any fractional shares resulting from this calculation are rounded up to a full share. The restricted stock units are settled in shares of our common stock within seven days of the date of grant. Because Mr. Werner is our President and Chief Executive Officer, he is not separately compensated for his service as Chairman of the Board. Similarly, because each of our Total-nominated directors do not qualify as independent directors under our director compensation policy, such individuals receive no director compensation.

Stock Ownership Guidelines

In 2015, we adopted stock ownership guidelines for our Chief Executive Officer, certain executive officers, and non-employee directors. Under the guidelines and subject to certain exceptions, non-employee directors are expected to own shares of our common stock that have a value equal to five times the annual cash retainer they receive for serving on our Board, with ownership measured at the end of each calendar year. Shares may be owned directly by the individual, owned by the individual’s spouse, or held in trust for the benefit of the individual’s family. Each non-employee director is expected to maintain ownership at or above the threshold applicable to them beginning the later of December 31, 2020 or five years after first becoming subject to the guidelines. With the exception of Ms. Lesjak, each non-employee director exceeded the ownership threshold as of December 31, 2015.

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PROPOSAL TWO

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act, we are asking our stockholders to again vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As described in detail under the headings “Compensation Discussion and Analysis” and “Executive Compensation,” we have adopted an executive compensation philosophy designed to deliver competitive total compensation to our executive officers upon the achievement of financial and strategic performance objectives. In order to implement that philosophy, the Compensation Committee has established a disciplined process for adopting executive compensation programs and individual executive officer pay actions that includes the analysis of competitive market data, a review of each executive officer’s role, performance assessments and consultation with the Compensation Committee’s independent compensation consultant. Please read the “Compensation Discussion and Analysis” beginning on page 33 and “Executive Compensation” beginning on page 44 for additional details about our executive compensation programs, including information about the fiscal 2015 compensation of our named executive officers.

2015 Compensation Features. Our compensation programs are intended to align our executive officers’ interests with those of our stockholders by rewarding performance that meets or exceeds the goals that the Compensation Committee establishes with the objective of increasing stockholder value. The Compensation Committee annually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. Among the program features incorporated by the Compensation Committee in fiscal 2015 to implement the executive compensation philosophy stated above are the following:

•	Revenue, profitability, and free cash flow metrics and corresponding performance targets, along with corporate milestone performance targets and individual modifiers assigned based on individual performance determined the actual payouts under our performance-based cash bonus programs (specifically, the 2015 Annual Bonus Program and the Semi-Annual Executive Incentive Bonus Plan) for our named executive officers.

•	Long-term incentives in the form of time- and performance-based restricted stock units comprised a large portion of each named executive officer’s compensation and are linked to the long-term performance of our stock. Restricted stock units generally vest over three years, and performance-based restricted stock units are earned only after the achievement of corporate performance targets and also vest over a three-year period.

•	Earning performance-based restricted stock units depends on the achievement of performance targets corresponding to our revenue, profitability and free cash flow metrics.

•	Individual performance was also measured each half of the fiscal year based on each named executive officer’s achievement of his or her personal Key Initiatives, which support our corporate, strategic and operational milestones, as well as other individual performance factors, as evaluated by our Chief Executive Officer (or, in the case of our Chief Executive Officer, by the Board) in connection with the assignment of an individual modifier to each named executive officer.

•	Our change of control severance agreements do not entitle our named executive officers to payment without termination of employment following a change of control (a “double trigger”).

Our financial and operational performance was the key factor in the compensation decisions and outcomes for fiscal 2015, as further described in “Compensation Discussion and Analysis” and “Executive Compensation.” One of the core tenets of our executive compensation philosophy is our emphasis on performance pay. As highlighted in the Compensation Components chart in “Compensation Discussion and Analysis,” in fiscal 2015, a large portion of our named executive officers’ target compensation (79% for our Chief Executive Officer and averaging 77% for our other named executive officers) consisted of annual and semi-annual incentive bonus programs and long-term equity incentives.

The Compensation Committee believes that our executive compensation programs, executive officer pay levels and individual pay actions approved for our executive officers, including our named executive officers, are directly aligned with our executive compensation philosophy and fully support its goals. Performance with respect to our revenue, profitability and free cash flow metric targets exceeded target performance levels in fiscal 2015, which resulted in performance-based restricted stock awards being earned at approximately 118% of the target level. Our corporate performance in fiscal 2015 also resulted in aggregate cash bonus awards under our performance-based cash bonus programs above the target level. We are asking our stockholders to

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indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific compensation item, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, the Board recommends that our stockholders vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that, on an advisory basis, the compensation of SunPower’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and related narratives and descriptions in SunPower’s proxy statement for the Annual Meeting, is hereby APPROVED.”

Vote Required

The non-binding advisory vote on named executive officer compensation requires the affirmative vote of the holders of a majority of our stock having voting power and in attendance or represented by proxy at the Annual Meeting. “Broker non-votes” have no effect and will not be counted towards the vote total for this proposal. Abstentions will have the effect of votes against this proposal.

Although the say-on-pay vote is advisory, and therefore not binding on us, the Compensation Committee or our Board, our Board and our Compensation Committee value the opinions of our stockholders. To the extent there is any significant vote against our named executive officers’ compensation as disclosed in this proxy statement, we expect to consider our stockholders’ concerns and the Compensation Committee expects to evaluate whether any actions are necessary to address those concerns.

Next Advisory Vote on Named Executive Officers’ Compensation

In a non-binding advisory vote at our 2011 Annual Meeting, our stockholders recommended that a non-binding advisory vote to approve the compensation of SunPower’s named executive officers be presented to stockholders for their consideration every year. In light of the result of this vote, our Board determined to implement a non-binding advisory stockholder vote on named executive officers’ compensation once every year. Therefore, the next non-binding advisory stockholder vote on named executive officers’ compensation is expected to occur at the 2017 annual stockholders meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC ON A NON-BINDING, ADVISORY BASIS.

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EXECUTIVE OFFICERS

Certain information, as of March 17, 2016, regarding each of our executive officers is set forth below.

Name	Age	Position
Thomas H. Werner	56	President, Chief Executive Officer and Chairman of the Board
Charles D. Boynton	48	Executive Vice President and Chief Financial Officer
Howard J. Wenger	56	President, Business Units
Marty T. Neese	53	Chief Operating Officer
Lisa Bodensteiner	54	Executive Vice President, General Counsel and Corporate Secretary
Douglas J. Richards	57	Executive Vice President, Administration
Eric Branderiz	51	Senior Vice President, Corporate Controller and Chief Accounting Officer

Mr. Thomas H. Werner has served as our President and Chief Executive Officer since May 2010, a member of our Board since June 2003, and Chairman of the Board of Directors since May 2011. From June 2003 to April 2010, Mr. Werner served as our Chief Executive Officer. Before joining SunPower, from 2001 to 2003, he held the position of Chief Executive Officer of Silicon Light Machines, Inc., an optical solutions subsidiary of Cypress Semiconductor Corporation. From 1998 to 2001, Mr. Werner was Vice President and General Manager of the Business Connectivity Group of 3Com Corp., a network solutions company. He has also held a number of executive management positions at Oak Industries, Inc. and General Electric Co., and currently serves as a board member of Cree, Inc., Silver Spring Networks, and the Silicon Valley Leadership Group. Mr. Werner is on the Board of Trustees of Marquette University. Mr. Werner holds a bachelor’s degree in industrial engineering from the University of Wisconsin–Madison, a bachelor’s degree in electrical engineering from Marquette University, and a master’s degree in business administration from George Washington University.

Mr. Charles D. Boynton has served as our Executive Vice President and Chief Financial Officer since March 2012. In March 2012, Mr. Boynton also served as our Acting Financial Officer. From June 2010 to March 2012, he served as our Vice President, Finance and Corporate Development, where he drove strategic investments, joint ventures, mergers and acquisitions, field finance and finance, planning and analysis. Before joining SunPower in June 2010, Mr. Boynton was the Chief Financial Officer for ServiceSource, LLC from April 2008 to June 2010. From March 2004 to April 2008 he served as the Chief Financial Officer at Intelliden. Earlier in his career, Mr. Boynton held key financial positions at Commerce One, Inc., Kraft Foods, Inc. and Grant Thornton, LLP. He is a member of the board of trustees of the San Jose Technology Museum of Innovation and has served as Chairman and Chief Executive Officer of 8Point3 Energy Partners LP since June 2015. Mr. Boynton was a certified public accountant, State of Illinois, and a Member FEI, Silicon Valley Chapter. Mr. Boynton earned his master’s degree in business administration at Northwestern University and his Bachelor of Science degree in business from Indiana University.

Mr. Howard J. Wenger has served as our President, Business Units since October 2014. From November 2011 to October 2014, Mr. Wenger served as President, Regions. From January 2010 to October 2011, Mr. Wenger served as President, Utilities and Power Plants. From August 2008 to January 2010, Mr. Wenger served as President, Global Business Units, and led all of our business units since January 2007 as an executive officer of the Company. From 2003 to 2007, Mr. Wenger served as Executive Vice President and a member of the board of directors of PowerLight Corporation, a solar system integration company that we acquired in January 2007 and subsequently renamed SunPower Corporation, Systems with Mr. Wenger serving as President. From 2000 to 2003, Mr. Wenger was Vice President, North American Business of AstroPower Inc., a solar power manufacturer and system provider acquired by General Electric, and from 1998 to 2000 he was the Director, Grid-Connected Business. From 1993 to 1998, Mr. Wenger co-founded and managed Pacific Energy Group, a solar power consulting firm and, from 1989 to 1993, Mr. Wenger worked for the Pacific Gas & Electric Company, a utility company in northern California, in both research and strategic planning of solar and distributed generation assets. Mr. Wenger holds a Bachelor of Arts degree in environmental studies from the University of California, Santa Barbara, and a Master of Science degree in engineering from the University of Colorado, Boulder.

Mr. Marty T. Neese has served as our Chief Operating Officer since June 2008. From October 2007 to June 2008, Mr. Neese served as Executive Vice President, Worldwide Operations of Flextronics International Ltd., a manufacturing services company. From September 2004 to October 2007, Mr. Neese served in a variety of senior management positions at Solectron Corporation, a manufacturing services company, most recently as its Executive Vice President, Worldwide Operations. Mr. Neese also served in the U.S. Army for five years, reaching the rank of Captain. He is a graduate of the United States Military Academy at West Point. He received his master’s degree in business administration from the University of Florida.

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Ms. Lisa Bodensteiner has served as our Executive Vice President, General Counsel and Corporate Secretary since June 2012. From October 2009 to June 2012, Ms. Bodensteiner served in roles with increasing responsibility, and most recently as General Counsel, Project Development at First Solar Inc. From October 2007 to April 2009, Ms. Bodensteiner served as Vice President and General Counsel at OptiSolar Inc., a privately held, vertically integrated solar energy producer, manufacturer of proprietary thin-film photovoltaic solar panels and developer of utility-scale solar farms. Before OptiSolar, Ms. Bodensteiner had more than a decade of experience at Calpine Corporation, serving in various legal roles including as Executive Vice President, General Counsel, Secretary and Chief Compliance Officer. From 1989 to 1996, Ms. Bodensteiner practiced as a transactional attorney at law firms. Ms. Bodensteiner earned a Bachelor of Science degree in business administration from the University of Nevada, Reno, and a J.D. from Santa Clara University.

Mr. Douglas J. Richards has served as our Executive Vice President, Administration since November 2011. From April 2010 to October 2011, Mr. Richards served as our Executive Vice President, Human Resources and Corporate Services. From September 2007 to March 2010, Mr. Richards served as our Vice President, Human Resources and Corporate Services. From 2006 to 2007, Mr. Richards was Vice President of Human Resources and Administration for SelectBuild, a construction services company and a wholly-owned subsidiary of BMHC, and from 2000 to 2006, Mr. Richards was Senior Vice President of Human Resources and Administration for BlueArc, a provider of high performance unified network storage systems to enterprise markets. Before BlueArc, Mr. Richards spent 10 years at Compaq Computer Corporation and five years at Apple Computer, Inc. in various management positions. Mr. Richards graduated from California State University, Chico, with a Bachelor of Arts degree in public administration.

Mr. Eric Branderiz has served as our Senior Vice President, Corporate Controller and Chief Accounting Officer since August 2012, was Vice President, Corporate Controller and Chief Accounting Officer from September 2011 to July 2012 and was Vice President and Corporate Controller from June 2010 to August 2011. Concurrent with his other responsibilities, as of March 2016, Mr. Branderiz is also Senior Vice President, Head of Corporate Tax, and served as Senior Vice President, Head of Corporate Financial Planning & Analysis from June 2015 to March 2016 and as Senior Vice President, Global RLC Operations and Finance from March 2013 to September 2014. Mr. Branderiz was the Vice President, Corporate Controller, Treasurer, and Head of Subsidy Business Operations for the Knowledge Universe (KU) from May 2009 to May 2010. Before KU, he served in various positions at Spansion, Inc. from June 2003 to April 2009, including as the Corporate Vice President, Corporate Finance & Corporate Controller. Before Spansion’s initial public offering, Mr. Branderiz served in several concurrent capacities as Corporate Controller, Head of Corporate Financial Planning & Analysis, Head of Regional Sales & Marketing Finance, and Internal Controls. Before Spansion, Mr. Branderiz held various positions at Advanced Micro Devices, Inc., including Americas Regional Controller; he also held positions at Ernst & Young, LLP, and the Provincial Branch of Consumer & Corporate Affairs, Alberta Securities Commission and Treasury Departments in Canada. He is a California licensed Certified Public Accountant and earned a Business Commerce degree from the University of Alberta, Canada.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides a detailed review and analysis of our compensation policies and programs that applied to our named executive officers during the fiscal year ended January 3, 2016. Our named executive officers, as set forth in the following table, were our Chief Executive Officer, our Chief Financial Officer, and the next three most highly-compensated executive officers serving as of January 3, 2016.

Name	Title
Thomas H. Werner	President and Chief Executive Officer
Charles D. Boynton	Executive Vice President and Chief Financial Officer
Howard J. Wenger	President, Business Units
Marty T. Neese	Chief Operating Officer
Douglas J. Richards	Executive Vice President, Administration

Executive Summary

Our compensation programs are intended to align our named executive officers’ interests with those of our stockholders by rewarding performance that meets or exceeds the goals that the Compensation Committee establishes with the ultimate objective of increasing stockholder value. We have adopted an executive compensation philosophy designed to deliver competitive total compensation upon the achievement of financial and strategic performance objectives. The total compensation received by our named executive officers varies based on corporate and individual performance, as measured against performance goals. Therefore, a significant portion of each named executive officer’s total pay is tied to Company performance (see the “2015 Compensation Components” chart below).

We delivered strong financial and operational results for fiscal 2015:

•	We achieved record EBITDA in fiscal 2015 of $566 million (a GAAP net loss of $1.39 per diluted share).

•	We exceeded our cost reduction targets for fiscal 2015.

•	We expanded our global power plant footprint while completing construction of the world’s largest solar power plant, the 579 MW Solar Star Projects for Berkshire Hathaway Energy and Southern California Edison.

•	8point3 Energy Partners LP, a joint YieldCo vehicle formed by us and First Solar, to own, operate, and acquire solar generation assets, completed its initial public offering.

•	We completed construction of our 135 MW Quinto project in California. Construction of the 128 MW Henrietta project in California, the 125 MW Boulder Solar project in Nevada, and several other pipeline projects proceeded on plan with expected completion in 2016.

•	We achieved record performance in our existing manufacturing facilities, and continued construction and ramp of our fourth new cell manufacturing facility in the Philippines.

•	We launched our Helix system, a pre-engineered modular solution for residential applications that combines our high-efficiency solar module technology with integrated plug-and-play power stations, cable management systems, and mounting hardware that enable our customers to quickly and easily complete system installations and manage their energy production.

•	We ended the year with a commercial project pipeline of more than $1 billion.

•	We saw continuing growth in our North American residential business, with a more than 45% increase in MW installed in fiscal 2015, and announced a partnership with TXU Energy to provide residential solar solutions in Texas.

•	We completed several strategic acquisitions and investments that will allow us to service a broader market with enhanced expertise, including our acquisitions of Cogenra Solar, Inc. and Solaire Generation, Inc.

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For fiscal 2015, our financial performance was the key factor in the compensation decisions and outcomes for the year. In fiscal 2015, the highlights of our named executive officer compensation program were as follows:

•	Our annual bonus program incorporated financial metrics that we believe align our compensation practices with our business goals and, correspondingly, align executives’ interests with stockholders’ interests. Achievement of performance targets related to our revenue, profitability, and free cash flow metrics, along with achievement of our corporate milestone performance targets and individual modifiers assigned based on individual performance determined the actual payouts under our performance-based cash bonus programs (specifically, the 2015 Annual Bonus Program and the Executive Semi-Annual Incentive Bonus Plan) for our named executive officers. Our corporate performance in fiscal 2015 resulted in aggregate cash bonus awards under these programs above the target level. Performance metrics, thresholds, and targets are further described below in “Executive Compensation—Non-Equity Incentive Plan Compensation.”

•	We redesigned our previous quarterly bonus program, replacing it with the Executive Semi-Annual Incentive Bonus Plan, which we believe further aligns our compensation practices with our business goals, and, correspondingly, will maximize long-term value for our shareholders. Under the Executive Semi-Annual Incentive Bonus Plan (which we refer to as the Semi-Annual Bonus Plan), we measured corporate and individual performance semi-annually. Each named executive officer’s manager (or, in the case of our Chief Executive Officer, by the Board of Directors) assigns an individual modifier, expressed as a percentage (capped at 125%), to such executive officer based on his or her individual performance. Such individual modifiers were combined with a Company milestone factor, based on the level of achievement of our corporate targets, and a profitability factor, based on our semi-annual pre-tax net income, with certain adjustments, to calculate bonus payments under the plan. We made payments under our Semi-Annual Bonus Plan after we exceeded the target and, in some cases, maximum performance levels. Performance metrics and the calculation of target amounts and actual payments under the Semi-Annual Bonus Plan are further described below in “Executive Compensation—Non-Equity Incentive Plan Compensation.”

•	Long-term incentives in the form of time- and performance-based restricted stock units comprised more than 50% of each named executive officer’s compensation and were linked to the long-term performance of our stock. Restricted stock units generally vest over three years. Performance-based restricted stock units were earned only after the achievement of corporate performance targets and, to the extent earned, generally vest over a three-year period.

•	Certain performance-based restricted stock units granted in 2015 to each of our named executive officers (other than Mr. Neese) were only earned if we achieved performance targets set in respect of our revenue, profitability, and free cash flow metrics. Performance with respect to the revenue, profitability, and free cash flow metric targets exceeded the target performance levels, and the Compensation Committee utilized its negative discretion to adjust payout attainment with respect to the free cash flow metric target to the minimum, which resulted in 118% of these equity awards being earned. Other performance-based restricted stock units granted in 2015 to each of our named executive officers (other than Mr. Neese) were only earned if we achieved performance targets set in respect of specific cost, new business development, and profit metrics. Performance with respect to these metrics exceeded the target performance levels, which resulted in 100% of these equity awards being earned. Performance metrics, thresholds, and targets are further described below in “Executive Compensation—Equity Incentive Plan Compensation.”

•	Additional performance-based restricted stock units granted in 2015 to each of Mr. Werner, Mr. Wenger, and Mr. Neese were only earned if we achieved performance targets set in respect of other specified metrics with respect to each individual relating to other strategic goals. Those awards, as well as performance metrics, and achievement levels with respect to all such awards, are further described below in “Executive Compensation—Equity Incentive Plan Compensation.”

•	In fiscal 2015, we raised the salaries of the following named executive officers: (i) Mr. Boynton, our Executive Vice President and Chief Financial officer, by 5.9%, (ii) Mr. Wenger, our President, Business Units, by 2.2%, and (iii) Mr. Richards, our Executive Vice President, Administration, by 2.8%. We did not raise the salary of any of our other named executive officers, including Mr. Werner, our Chief Executive Officer.

•	Our change of control severance agreements entitle our named executive officers to severance benefits only in connection with termination of employment following a change of control.

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In fiscal 2015, a significant majority of our named executive officers’ target compensation (89% for our Chief Executive Officer and averaging 77% for our other named executive officers) consisted of semi-annual and annual bonus programs and long-term equity incentives.

At our 2015 Annual Meeting of Stockholders, our stockholders voted to approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement for that meeting. We refer to this vote as our Say-on-Pay vote. Our Compensation Committee considered the results of the Say-on-Pay vote (which received 99% approval of the votes cast) at its meetings after the Say-on-Pay vote when it set annual executive compensation. After our Compensation Committee reviewed the stockholders’ approval of the Say-on-Pay vote in 2015, our Compensation Committee decided to maintain the general framework of our fiscal 2014 compensation policies and programs for our named executive officers in fiscal 2015 as it believed such programs continued to be in the best interest of our stockholders.

The following discussion should be read together with the information we present in the compensation tables, the footnotes and narratives to those tables and the related disclosure appearing in “Executive Compensation” below.

General Philosophy and Objectives

In fiscal 2015, we continued to operate a compensation program designed primarily to reward our named executive officers for outstanding financial performance and achievement of corporate objectives consistent with increasing long-term stockholder value. Our compensation program continued to be based on the following principal goals:

•	aligning executive compensation with business objectives and performance;

•	enabling us to attract, retain and reward executive officers who contribute to our long-term success;

•	attracting and retaining the best people in the industry; and

•	providing long-term incentives to executives to work to maximize stockholder value.

In order to implement our philosophy, the Compensation Committee has a disciplined process for adopting executive compensation programs and individual executive officer pay actions that includes the analysis of competitive market data, a review of each executive officer’s role, performance assessments and consultation with the Compensation Committee’s independent compensation consultant, as described below.

The Compensation Committee believes that the most effective executive compensation program is one that rewards the achievement of specific corporate and financial goals by rewarding our named executive officers when those goals are met or exceeded, with the ultimate objective of increasing stockholder value. In addition, we believe the mix of base salary, performance-based cash awards and time-based and performance-based equity awards provides proper incentives without encouraging excessive risk taking. We believe that the risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our company.

Compensation Setting Process

The Compensation Committee is responsible for managing the compensation of our executive officers, including our named executive officers, in a manner consistent with our compensation philosophy. In accordance with the “controlled company” exception under the applicable listing standards of The NASDAQ Stock Market, our Compensation Committee is composed of two independent directors and two directors designated by our controlling stockholder, Total. We also have a Section 16/162(m) Subcommittee of the Compensation Committee consisting solely of independent directors available to approve certain compensation matters in accordance with Section 162(m) of the Code and Rule 16b-3 of the Exchange Act, as recommended by the Compensation Committee. The Compensation Committee establishes our compensation philosophy and objectives and annually reviews and, as necessary and appropriate, adjusts each named executive officer’s compensation. Consistent with its philosophy, the Compensation Committee offered our named executive officers total target compensation opportunities ranging from the 50th percentile to the 75th percentile of our peer group of companies (as further described below) during fiscal 2015. When determining appropriate compensation for the named executive officers, the Compensation Committee considered the advice of an independent compensation consultant, recommendations from management and internal compensation specialists, practices of companies within our peer group, our performance, our business plan and individual performance. As part of this process, the compensation consultant prepared a competitive analysis of our compensation program, and management presented its recommendations regarding base salary, time- and performance-based equity awards and performance targets under our 2015 Annual Bonus Program and Semi-Annual Bonus

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Plan to the Compensation Committee for its review and consideration. The Compensation Committee accepts, rejects, or accepts as modified, management’s various recommendations regarding compensation for the named executive officers other than our Chief Executive Officer. The Compensation Committee also approves, after modification, management’s recommendations on various performance targets and milestones. The Compensation Committee met without our Chief Executive Officer when reviewing and establishing his compensation.

Compensation Consultant and Peer Group

In fiscal 2015, the Compensation Committee again directly engaged and retained Radford, a compensation consulting firm and a business unit of Aon Hewitt, to identify and maintain a list of our peer group of companies. The Compensation Committee selected Radford on the basis of its experience and familiarity with the technology industry. The Compensation Committee established the peer group used in connection with fiscal 2015 compensation decisions consistent with the Compensation Committee’s belief that the peer group should closely match our business, and be based on our historical and anticipated growth. In comparison to our peer group used for purposes of setting fiscal 2014 compensation, our peer group in fiscal 2015 remained unchanged. The peer group was selected using a mix of the following factors:

•	Publicly-traded North American semiconductor, alternative energy and clean technology companies;

•	Companies with between 50% and 250% of our annual revenues; and

•	Companies that are comparable in other size and performance metrics such as number of employees, revenue per employee, trailing twelve month revenue and net income, market capitalization, ratio of market capitalization to revenue, and market capitalization per employee.

The Compensation Committee believes the characteristics of our fiscal 2015 peer group closely match those of our core business. The companies included in our peer group for purposes of establishing fiscal 2015 compensation are listed below:

•	Altera Corporation

•	Analog Devices, Inc.

•	AVX Corporation

•	Energizer Holdings, Inc.

•	Fairchild Semiconductor International, Inc.

•	First Solar, Inc.

•	FLIR Systems, Inc.

•	Hexcel Corporation

•	International Rectifier

•	Itron, Inc.

•	JDS Uniphase Corporation

•	Juniper Networks, Inc.

•	KLA-Tencor Corporation

•	Linear Technology Corporation

•	ON Semiconductor Corporation

•	Quanta Services, Inc.

•	Roper Industries, Inc.

•	SunEdison, Inc.

•	Trimble Navigation Limited

•	Waters Corporation

•	Xilinx, Inc.

Radford provided the Committee with competitive market information on the peer companies, as well as aggregated data on the broader technology market with respect to base salaries, cash bonus awards as a percentage of base salaries, total cash compensation, and equity awards. In fiscal 2015, Radford also advised the Compensation Committee in connection with evaluating our compensation practices, developing and implementing our executive compensation program and philosophy, establishing total compensation targets, and setting specific compensation components to reach the determined total compensation targets. We also participated in the Radford Global Technology Survey. Radford did not provide any services to us other than advising the Compensation Committee and us, at the direction of the Compensation Committee, on executive compensation issues. We have considered and assessed all relevant factors, including, but not limited to, those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act, that could give rise to a potential conflict of interest with respect to the compensation consultant described above. Based on this review, we are not aware of any conflict of interest that has been raised by the work performed by Radford.

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Benchmarking

In making its compensation decisions for our named executive officers for fiscal 2015, the Compensation Committee benchmarked each named executive officer’s total compensation to the compensation of individuals in comparative positions at companies in the peer group based on information that management obtained from public filings, supplemented by data Radford provided from surveys. In general, the Compensation Committee initially established base salaries at the 50th percentile of the peer group and both performance-based cash bonus awards and long-term time- and performance-based equity awards generally above the 50th percentile of the peer group. In establishing incentive opportunities, the Compensation Committee focused on corporate performance so that if our corporate performance was achieved at target levels, the Compensation Committee expected that our named executive officers’ total pay would be between the 50th percentile of the peer group and the 75th percentile of the peer group. The Compensation Committee viewed benchmarking as just the beginning, and not the end, of its discussion regarding our named executive officers’ pay opportunities for fiscal 2015, and looked to individual performance, the named executive officer’s experience in the executive role, and the executive’s scope of responsibility being narrower or broader than that of comparable positions at our peer group companies to establish final pay opportunities either above or below the initial benchmarks.

The Compensation Committee believes that consideration of such factors, among others, strongly links our named executive officers’ pay to their individual and our corporate performance, and best aligns our named executive officers’ compensation interests with the interests of our stockholders.

2015 Compensation Components

For fiscal 2015, the Compensation Committee allocated total compensation among various pay elements consisting of base salary, performance-based cash bonus awards, time-based equity awards, performance-based equity awards, and perquisites and other compensation. The table below provides an overview of each element of compensation and is followed by a further discussion and analysis of the specific decisions that we made for each element for fiscal 2015:

Compensation Component	Objective and Basis	Form	Practice
Base salary	Fixed compensation that is set at a competitive level for each position to reward demonstrated experience and skills.	Cash	Competitive market ranges are generally established at the 50th percentile, with consideration for experience and scope of role relative to comparable positions in one peer group.
Performance-based cash bonus awards	Semi-annual and annual incentives that drive our performance and align executives’ interests with stockholders’ interests.	Cash	Target incentives are set as a percentage of base salary and are based on benchmarking from the 50th to the 75th percentile. Actual payment is calculated based on achievement of corporate and individual goals.
Time-based equity awards	Long-term incentive that aligns executives’ interests with stockholders’ interests and helps retain executives through long-term vesting periods.	Restricted stock units	Target equity awards (time-based plus performance- based) generally set between the 50th percentile and the 75th percentile.
Performance-based equity awards	Long-term incentive that drives our performance and aligns executives’ interests with stockholders’ interests and helps retain executives through long-term vesting periods.	Performance stock units	Target equity awards (time-based plus performance- based) generally set between the 50th percentile and the 75th percentile. Actual payment is calculated based on achievement of corporate goals.
Perquisites and other compensation	Offered to attract and retain talent and to maintain competitive compensation packages.	Various	Named executive officers are eligible for certain severance benefits pursuant to their employment agreements and our 2014 Management Career Transition Plan. We do not provide any special perquisites to our named executive officers. Named executive officers are eligible to participate in health and welfare benefits and 401(k) matching available to all employees.

The relative proportion of each element for fiscal 2015 was based generally on the Compensation Committee’s comparison of compensation that we offered our named executive officers against compensation offered by peer group companies to their named executive officers, the tax and accounting consequences of certain types of equity compensation, and a desire to allocate a higher proportion of total compensation to performance-based and equity incentive awards.

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The components of compensation for the named executive officers for fiscal 2015 are set forth below. This composition is consistent with our philosophy of aligning our named executive officers’ interests with those of our stockholders by tying a significant portion of their total compensation to corporate performance goals and providing long-term incentives in the form of equity awards.

2015 Compensation Components

Analysis of Fiscal 2015 Compensation Decisions

Base Salary. For fiscal 2015, Messrs. Boynton, Wenger, and Richards each received an increase in base salary after we evaluated competitive market compensation paid by companies in our competitive peer group for similar positions. We believe that base salaries for executive officers should be initially targeted at the 50th percentile of the range of salaries for executive officers in similar positions and with similar responsibilities at comparable companies. Our Chief Executive Officer’s base salary is targeted below the 50th percentile, as we believe that his compensation should be more closely aligned with our overall performance. This initial benchmarking is consistent with our overall compensation philosophy, a significant component of which is to help us best attract, retain and equitably reward our executives.

The table below sets forth the salaries in effect in fiscal 2015 compared with the salaries in effect in fiscal 2014 for each of our named executive officers:

Name	2014 Base Salary (1)	2015 Base Salary (2)	% Increase
Thomas H. Werner	$600,000	$600,000	0%
Charles D. Boynton	$425,000	$450,000	6%
Howard J. Wenger	$450,000	$460,000	2%
Marty T. Neese	$450,000	$450,000	0%
Douglas J. Richards	$360,000	$370,000	3%

(1)	These amounts represent 2014 base salaries after April 1, 2014.

(2)	These amounts represent 2015 base salaries after April 1, 2015.

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Our Compensation Committee approves the salary for each of our named executive officers. For those named executive officers below the Chief Executive Officer level, our Compensation Committee generally takes into account the Chief Executive Officer’s recommendations. In fiscal 2015, our Chief Executive Officer’s recommendations concerning the base salaries of the other named executive officers were approved by the Compensation Committee. The Compensation Committee reviews base salaries annually, and adjusts base salaries from time to time to align salaries with market levels, based on the information provided by Radford and after taking into account an individual’s prior performance, experience, importance of position and expected future performance. Based on information presented to our Compensation Committee by Radford regarding market ranges for salaries at peer group companies, we determined that our named executive officers’ 2014 base salaries were generally at approximately the 50th percentile of our peer group of companies. The Compensation Committee also considered the named executive officer’s experience in the executive role or the executive’s scope of responsibility compared to that of comparable positions at our peer group companies.

Performance-Based Cash Bonus Awards. As in the prior fiscal year, we maintained two performance-based cash bonus programs during fiscal 2015 in order to link bonus payments both to corporate financial goals and operational objectives and to individual performance, as determined by each executive’s manager (or, in the case of our Chief Executive Officer, by the Board of Directors). The first program was our Annual Executive Bonus Plan, under which we adopted the 2015 Annual Bonus Program. The second program was our Executive Semi-Annual Incentive Bonus Plan, which replaces our former Executive Quarterly Key Initiative Bonus Plan, and which we refer to as our Semi-Annual Bonus Plan. The Semi-Annual Bonus Plan is effective semi-annually on an ongoing basis.

Because we generally set base salaries for our executive officers at the 50th percentile of the range of salaries for executive officers in similar positions and with similar responsibilities at comparable companies, we rely on performance-based cash bonus awards to elevate target total cash compensation to between the 50th percentile and the 75th percentile. In fiscal 2015, target bonus opportunity was set between the 50th and 75th percentile for each named executive officer, except for Mr. Neese and our Chief Executive Officer, whose target bonus opportunities were set above the 75th percentile through our benchmarking process, and the desired position of total target cash compensation. We believe that performance-based cash bonus awards, and target total cash compensation should be closely aligned with our overall performance, and higher target bonus opportunities promote a variable, performance-oriented total compensation philosophy.

In fiscal 2015, we allocated three-quarters of each named executive officer’s aggregate annual target cash bonus awards under the 2015 Annual Bonus Program and one-quarter under the Semi-Annual Bonus Plan. Our Compensation Committee chose this allocation in order to further our goal of tying a significant proportion of our named executive officers’ incentive compensation to our full fiscal year operating and financial results. Our Compensation Committee approved the individual bonus program incentive level for our Chief Executive Officer and for each named executive officer below the Chief Executive Officer level. The table below summarizes the total target payout levels for each named executive officer in each of fiscal 2014 and fiscal 2015, as well as the target payout levels under the 2015 Annual Bonus Program and the Semi-Annual Bonus Plan (for fiscal 2015), expressed as a percentage of annual base salary. For 2015, the Compensation Committee maintained target payout levels under these programs as a percentage of annual salary for each of our named executive officers after it evaluated competitive market compensation paid by companies in our peer group for similar positions, individual performance, and the scope of the named executive officer roles.

	2014 Total	2015 Total
	Target Payout	Target Payout
	(including Annual	(including Annual	2015	2015 Annual
	and Quarterly	and Semi-Annual	Semi-Annual Bonus	Bonus Program
	Programs) as	Programs) as	Plan Target Payout	Target Payout
	Percentage of	Percentage of	as Percentage of	as Percentage of
Name	Annual Salary	Annual Salary	Annual Salary	Annual Salary
Thomas H. Werner	200%	200%	50%	150%
Charles D. Boynton	90%	90%	22.5%	67.5%
Howard J. Wenger	100%	100%	25%	75%
Marty T. Neese	90%	90%	22.5%	67.5%
Douglas J. Richards	80%	80%	20%	60%

Actual bonus payments for each named executive officer under both the 2015 Annual Bonus Program and the Semi-Annual Bonus Plan are formula-driven, and the formulas are used to calculate actual bonus payments. See “Executive Compensation—Non-Equity Incentive Plan Compensation” below for more information about these formulas.

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Payments to our named executive officers under our 2015 Annual Bonus Program required the achievement of corporate targets established in respect of our: annual revenue metric (33% of payment), annual profitability metric (33% of payment), and annual free cash flow metric (33% of payment). The targets were set by the Compensation Committee based on the operating plan approved by our Board at the beginning of fiscal 2015. The operating plan was based on our history of growth and expectations regarding our future growth, as well as potential challenges in achieving such growth. The performance targets were established at a level that the Compensation Committee determined to be challenging for our named executive officers to achieve. In fiscal 2015, we achieved 113% of the annual revenue target, 150% of the annual profitability target, and in excess of 150% of the annual free cash flow target, and the Compensation Committee utilized its negative discretion to adjust attainment to 80% of the annual free cash flow target; therefore, our named executive officers earned bonus amounts for all portions of the 2015 Annual Bonus Program. Such bonus amounts are reflected in the “2015 Total Non-Equity Incentive Plan Compensation” table below.

Payments to our named executive officers under our Semi-Annual Bonus Plan required the achievement of corporate targets set in respect of our semi-annual profitability metric and quarterly corporate milestones, as modified by an individual modifier assigned by each named executive officer’s manager (or, in the case of our Chief Executive Officer, by the Board of Directors) based on his or her individual performance. Such individual modifiers are expressed as a percentage, capped at 125%, and are combined with a Company milestone factor and the level of achievement of our corporate targets, to calculate bonus payments under the plan.

Example Calculation:

We incorporate a “management by objective” system throughout our organization to establish performance goals that supplement our financial goals. Management establishes five-year corporate milestones, and then derives from them annual and quarterly corporate milestones. Each milestone is reviewed, revised and approved, and subsequently the scores reviewed and approved, by our Board. In addition, for fiscal 2015, each named executive officer, other than our Chief Executive Officer, established quarterly personal Key Initiatives which were approved by the Chief Executive Officer and were in line with each quarter’s corporate milestones. Quarterly corporate milestones in fiscal 2015 included sensitive business objectives applicable to our entire company, focusing on confidential cost targets, major customer transactions, new product development, manufacturing plans, process enhancements, and inventory turns. For fiscal 2015, personal Key Initiative objectives included executing on confidential cost and revenue targets, achieving liquidity objectives, product development, market expansion, manufacturing and process efficiencies, among others. The Chief Executive Officer’s Key Initiatives consisted solely of the quarterly corporate milestones that our Board approved after discussion with the Chief Executive Officer. These corporate milestones and personal objectives are typically challenging in nature and designed to encourage the individual to achieve success in his position during the performance period. In fiscal 2013, we achieved an average of 83% of our corporate milestones and an average of 85% of the personal Key Initiatives for our 2013 named executive officers. In fiscal 2014, we achieved an average of 83% of our corporate milestones and an average of 80% of the personal Key Initiatives for our 2014 named executive officers. In fiscal 2015, we achieved an average of 74% of our corporate milestones, and the average individual modifier assigned to our named executive officers was 92%.

In fiscal 2015, the thresholds in respect of our semi-annual profitability metric under our Semi-Annual Bonus Plan were exceeded and achieved at the maximum level. The threshold performance for these quarterly corporate milestone scores was achieved in four quarters of fiscal 2015. Actual payments were determined based on each named executive officer’s individual modifier. Bonus amounts paid to our named executive officers in fiscal 2015 are reflected in the following table:

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2015 Total Non-Equity Incentive Plan Compensation

			2015 Annual Bonus Program Compensation Payout ($)	Total Non-Equity Incentive Plan Compensation ($)
	2015 Semi-Annual Bonus Plan Compensation
	1st Half Payout ($)(1)	2nd Half Payout ($)(1)
Thomas H. Werner	64,280	153,725	1,047,717	1,265,722
Charles D. Boynton	30,735	55,858	348,638	435,231
Howard J. Wenger	39,089	74,640	399,418	513,147
Marty T. Neese	25,313	55,858	353,605	434,776
Douglas J. Richards	26,223	45,628	256,671	328,522

(1)	The payments under the Semi-Annual Bonus Plan were made after the end of each fiscal half, after the achievement of targets in respect of the semi-annual profitability metric were measured, the named executive’s officer’s individual modifier was determined and the quarterly corporate milestone scores were measured.

Equity Awards. Our Compensation Committee believes that long-term company performance is best achieved by an ownership culture that encourages long-term performance by our executive officers through the use of equity-based awards. Our SunPower Corporation 2015 Omnibus Incentive Plan, or 2015 Equity Plan, permits the grant of stock options, stock appreciation rights, restricted shares, restricted stock units, performance shares, and other stock-based awards. Consistent with our goal to attract, retain and reward the best available talent, and in light of our setting our total direct compensation above the 50th percentile of our peer group, we targeted long-term equity awards generally approximating the 75th percentile of our peer group. In fiscal 2015, our long-term equity awards ranged from below the 50th percentile to the 75th percentile of our peer group. Our Chief Executive Officer’s long-term equity awards were between the 25th and 50th percentile in order to align his compensation with stockholder returns. Our other named executive officers’ long-term equity awards were above the 50th percentile if the scope of their responsibilities was significantly broader than that of executives in similar positions at peer companies.

The Compensation Committee then allocated long-term equity awards between time-based and performance-based restricted stock units. We believe that time-based restricted stock units provide a more effective retention tool while performance-based restricted stock units provide a stronger performance driver. To balance the advantages of both time-based and performance-based awards, the Compensation Committee decided that annual long-term equity incentive awards granted to Mr. Boynton and Mr. Richards in fiscal 2015 would be made half in the form of performance-based restricted stock units (which could be earned in amounts between 0% and 150% of the target amount) and half in the form of time-based restricted stock units, all of which would vest over three years. The Compensation Committee also approved a special recognition grant for Mr. Boynton of 7,500 restricted stock units, which will vest over three years, in recognition for his role in closing the 8point3 transaction.

The Compensation Committee decided that annual long-term equity incentive awards granted to Mr. Neese in fiscal 2015 would be made 25% in the form of time-based restricted stock units, all of which would vest over three years, and 75% in the form of performance-based restricted stock units (which could be earned in amounts between 0% and 150% of the target amount). The Compensation Committee decided that annual long-term equity incentive awards granted to Mr. Wenger in fiscal 2015 would be made 37% in the form of time-based restricted stock units, all of which would vest over three years, and 63% in the form of performance-based restricted stock units (which could be earned in amounts between 0% and 150% of the target amount). The Compensation Committee decided that annual long-term equity incentive awards granted to Mr. Werner in fiscal 2015 would be made 35% in the form of time-based restricted stock units, all of which would vest over three years, and 65% in the form of performance-based restricted stock units (which could be earned in amounts between 0% and 150% of the target amount). The Compensation Committee also approved an RSU grant for Mr. Werner of 125,178 restricted stock units, all of which would vest on September 1, 2016, in replacement of certain awards granted in 2012 and 2013 that were rescinded (see footnote 1 below).

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Awards granted and earned in fiscal 2015 were as follows:

Name	Time-Based Restricted Stock Units		Performance- Based Restricted Stock Units (Target)		Performance- Based Restricted Stock Units Earned
Thomas H. Werner	166,978	(1)	75,100	(2)	48,282
Charles D. Boynton	24,200		16,700		19,333
Howard J. Wenger	20,000		33,400		36,559
Marty T. Neese	8,400		25,000		—
Douglas J. Richards	15,000		15,000		17,370

(1)	125,178 of these RSUs were granted in replacement of certain awards granted in 2012 and 2013 that were rescinded in 2015 because, at the time of grant, such earlier awards exceeded the share limitations per recipient under the Third Amended and Restated SunPower Corporation 2005 Stock Incentive Plan. On June 3, 2015, the Company’s stockholders ratified the replacement awards. As such, while granted in 2015, the Compensation Committee did not view this award as part of Mr. Werner’s 2015 compensation package.

(2)	The actual award will be calculated with respect to 33,400 of these performance-based restricted stock units after the completion of fiscal 2016.

Performance-based restricted stock units were used as incentive compensation during fiscal 2015 to align our named executive officers’ compensation with corporate performance. In connection with our annual review of executive officer compensation, the Compensation Committee approved performance targets in respect of our: annual revenue metric (33% of the award), annual profitability metric (33% of the award), and annual free cash flow metric (33% of the award), and a formula under which actual awards would be calculated after completion of the 2015 fiscal year. In addition, other performance targets were approved in respect of specific cost, new business development, and profit metrics, and a formula under which actual awards would be calculated after completion of the 2015 fiscal year (and after completion of the 2016 fiscal year with respect to 33,400 performance-based restricted stock units granted to Mr. Werner). See “Executive Compensation—Equity Incentive Plan Compensation” below for more information about these metrics, targets, and formulas.

These performance metrics were selected on the basis of the operating plan approved by our Board after considering our history of growth and expectations regarding our future growth, as well as potential challenges in achieving such growth. The performance targets were established at a level that the Compensation Committee determined to be challenging for our named executive officers to achieve. In fiscal 2015, our named executive officers achieved 113% of the annual revenue metric target, 150% of the annual profitability metric target and 90% of the annual free cash flow metric target. The performance-based restricted stock units earned by our named executive officers began vesting in three equal annual installments, subject to continued service, starting March 1, 2016.

In addition, we targeted strategic objectives in granting other performance-based restricted stock units during 2015 to each of Mr. Werner, Mr. Wenger, and Mr. Neese. These awards were only earned if each individual achieved specific performance targets set in respect of metrics tied to such individual’s specific job functions, including cost, new business development, and profit metrics.

Time-based equity awards were used in fiscal 2015 as a retention tool and to align our named executive officers’ interests with long-term stockholder value creation. In connection with our annual review of executive officer compensation, we awarded restricted stock units to named executive officers in fiscal 2015 that began vesting in three equal annual installments, subject to continued service, starting March 1, 2016.

Perquisites and Other Compensation. As in prior years, we did not provide any special perquisites to our named executive officers in fiscal 2015. We provided certain perquisites and other health and welfare and retirement benefits, such as health, vision, and life insurance coverage and participation in and matching contributions under our 401(k) defined contribution plan, which benefits are generally available to all employees. For more information about these arrangements and benefits, see footnote four to the “2015 Summary Compensation Table” below.

Pension Benefits. None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation. None of our named executive officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

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Employment and Severance Arrangements

Change in Control Arrangements. We are party to employment agreements with certain of our executive officers, including our named executive officers, which provide severance benefits for employment terminations in connection with a change of control. The change of control severance arrangements generally entitle each named executive officer to certain calculated payments tied to base salary and bonus targets and accelerated vesting of his outstanding equity awards, but only upon termination by the us without cause or by the executive for good reason (as those terms are defined in the agreements) in connection with a change of control of the company (a “double trigger” arrangement). The Compensation Committee believes that these reinforce and encourage the continued attention and dedication of our named executive officers to their assigned duties without the distraction arising from the possibility of a change of control, and to enable and encourage our named executive officers to focus their attention on obtaining the best possible outcome for our stockholders without being influenced by personal concerns regarding the possible impact of a change of control on their job security and benefits. For more information, see “Executive Compensation—Employment Agreements” and “Executive Compensation—Potential Payments Upon Termination or Change of Control.”

Severance Arrangements. We also maintain our 2016 Management Career Transition Plan, adopted in August 2015, which generally entitles each named executive officer to certain calculated payments tied to salary and bonus targets, healthcare benefits, and outplacement assistance if the individual is terminated without cause. Under his employment agreement, our Chief Executive Officer also receives limited accelerated vesting of outstanding equity awards if terminated without cause or if he resigns for good reason.

The Compensation Committee believes that the 2016 Management Career Transition Plan provides benefits that are consistent with industry practice. We believe that entering into change of control and severance arrangements with certain of our executives has helped us attract and retain excellent executive talent and that offering standard packages avoids case-by-case negotiations. Without these provisions, our named executive officers may not have chosen to accept employment with us or remain employed by us. The severance arrangements also promote stability and continuity in our senior management team. For more information, please see “Executive Compensation―Employment Agreements,” “Executive Compensation—2016 Management Career Transition Plan” and “Executive Compensation―Potential Payments Upon Termination or Change of Control” below.

Section 162(m) Considerations

Under Section 162(m) of the Code, we are generally denied deductions for compensation paid to our Chief Executive Officer and the next three most highly compensated executive officers (other than our Chief Financial Officer) to the extent the compensation for any such individual exceeds $1 million for the taxable year, unless the compensation qualifies as “qualified performance-based compensation” under Section 162(m) of the Code. Our Compensation Committee may take action to preserve the deductibility of compensation payable to our executives, although deductibility will be only one among a number of factors considered in determining appropriate levels or methods of compensation. The Compensation Committee believes that the tax deduction limitation should not be permitted to compromise our ability to design and maintain executive compensation arrangements that will attract and retain the executive talent we need to compete successfully. Accordingly, achieving the desired flexibility in the design and delivery of compensation may result in compensation that in certain cases is not deductible for federal income tax purposes.

Stock Ownership Guidelines

In 2015, our Board adopted Stock Ownership Guidelines for Executives and Directors. Under these guidelines and subject to certain exceptions, our Chief Executive Officer is expected to own shares of our stock that have a value equal to five times his annual salary, with ownership measured at the end of each calendar year. Although Mr. Werner was required to satisfy the stock ownership guidelines beginning five years after their implementation in 2015, he already owns shares with a value significantly in excess of the guidelines. Other named executive officers are expected to own shares that have a value equal to their annual salary beginning five years after such officer first becomes subject to the guidelines. None of our executive officers other than Mr. Werner are currently subject to the guidelines. Shares may be owned directly by the individual, or owned by the individual’s spouse, or held in trust for the benefit of the individual’s spouse family.

Other Disclosures

Under our insider trading policy, our executive officers, directors and employees are prohibited from engaging in short sales of our securities, establishing margin accounts or otherwise pledging our securities, hedging our securities or buying or selling options, puts or calls on our securities.

We do not have a policy regarding adjustment or recovery of awards or payments if the relevant performance goals or measures upon which they are based are restated or otherwise adjusted so that awards or payments are reduced.

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EXECUTIVE COMPENSATION

Compensation of Named Executive Officers

The 2015 Summary Compensation Table below quantifies the compensation for each of our named executive officers for services rendered during fiscal 2015 and, as applicable, fiscal 2014 and fiscal 2013. The primary elements of each named executive officer’s total compensation during fiscal 2015 are reported in the table below and include, among others, base salary, performance-based cash bonuses under our 2015 Annual Bonus Program and Semi-Annual Bonus Plan, awards of restricted stock units subject to time-based vesting, and awards of performance-based restricted stock units subject to achievement of financial targets and subsequent time-based vesting.

2015 Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Thomas H. Werner,	2015	600,000	6,751,062	1,265,722	28,181	8,644,966
President, Chief Executive Officer and	2014	600,000	2,985,000	1,375,948	25,666	4,986,614
Chairman of the Board	2013	600,000	7,056,530	1,161,714	27,302	8,845,546

Charles D. Boynton,	2015	443,077	1,125,309	435,231	30,949	2,034,566
Executive Vice President and Chief	2014	425,000	1,014,900	445,951	29,139	1,914,991
Financial Officer	2013	419,615	1,874,600	436,855	27,244	2,758,314

Howard J. Wenger,	2015	457,231	1,486,660	513,147	9,498	2,466,536
President, Business Units	2014	450,000	1,014,900	522,141	9,348	1,996,389
	2013	450,000	2,008,500	529,446	9,097	2,997,043

Marty T. Neese,	2015	450,000	925,160	434,776	24,219	1,834,156
Chief Operating Officer	2014	450,000	1,014,900	461,665	22,929	1,949,464
	2013	450,000	1,874,600	468,394	21,736	2,814,730

Douglas J. Richards,	2015	367,231	835,605	328,522	28,032	1,559,390
Executive Vice President, Administration	2014	357,269	799,980	335,520	26,583	1,183,832
	2013	350,000	1,472,900	317,273	23,955	2,164,128

(1)	The amounts reported in this column for fiscal 2015 reflect each named executive officer’s salary for fiscal 2015 plus payments for paid and unpaid time off, and holidays.

(2)	The amounts reported in the “Stock Awards” column for fiscal 2015 represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of stock awards granted during the year (time-based and performance-based restricted stock units), excluding the effect of certain forfeiture assumptions. For the performance-based restricted stock units reported in this column for fiscal 2015, such amounts are based on the probable outcome of the relevant performance conditions as of the grant date. Assuming that the highest level of performance is achieved for these awards, the grant date fair value of the performance-based restricted stock unit awards would be: Mr. Werner, $2,862,454; Mr. Boynton, $681,379; Mr. Wenger, $1,188,860; Mr. Neese, $1,042,500; and Mr. Richards, $612,255. See Note 17 to our consolidated financial statements in our 2015 Annual Report for details as to the assumptions used to determine the aggregate grant date fair value of these awards. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Estimates” in our 2015 Annual Report.

(3)	The amounts reported in this column for fiscal 2015 reflect the amounts earned under our 2015 Annual Bonus Program and our Semi-Annual Bonus Plan. Additional information about non-equity incentive plan compensation earned during fiscal 2015 is set forth above in the supplemental “2015 Total Non-Equity Incentive Plan Compensation” table in our “Compensation Discussion and Analysis” and in “Executive Compensation—Non-Equity Incentive Plan Compensation” below.

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(4)	The amounts reported in this column for fiscal 2015 as “All Other Compensation” consist of the elements summarized in the table below.

Name	Health Benefits ($)	Group Life Insurance ($)	401(k) Match ($)	Total ($)
Thomas H. Werner	19,400	832	7,950	28,181
Charles D. Boynton	22,171	828	7,950	30,949
Howard J. Wenger	716	832	7,950	9,498
Marty T. Neese	15,438	832	7,950	24,219
Douglas J. Richards	19,400	682	7,950	28,032

Grants of Plan-Based Awards

During fiscal 2015, our named executive officers were granted plan-based restricted stock units and performance stock units under our SunPower Corporation 2015 Omnibus Incentive Plan, or our “2015 Equity Plan.” They also were also granted cash bonus awards under our 2015 Annual Bonus Program and our 2015 Semi-Annual Bonus Plan. The following table sets forth information regarding the stock awards and cash bonus awards granted to each named executive officer during fiscal 2015.

2015 Grants of Plan-Based Awards Table

									All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Thomas H. Werner	—	(3)	720,000	900,000	1,350,000	—	—	—	—	—
	—	(4)	300,000	300,000	468,750	—	—	—	—	—
	2/23/2015	(5)	—	—	—	33,750	37,500	56,250	—	1,042,500
	2/23/2015	(6)	—	—	—	13,360	16,700	25,050	—	464,260
	2/23/2015		—	—	—	13,360	16,700	16,700	—	464,260
	2/23/2015	(8)	—	—	—	—	—	—	41,700	1,159,260
	2/23/2015	(9)	—	—	—	—	—	—	125,278	3,482,728
	3/20/2015	(10)	—	—	—	4,200	4,200	4,200	—	138,054

Charles D. Boynton	—	(3)	243,000	303,750	455,625	—	—	—	—	—
	—	(4)	101,250	101,250	158,203	—	—	—	—	—
	2/3/2015	(8)	—	—	—	—	—	—	16,700	457,580
	2/23/2015	(5)	—	—	—	13,500	15,000	22,500	—	417,000
	3/20/2015	(10)	—	—	—	1,700	1,700	1,700	—	55,879
	7/21/2015	(11)	—	—	—	—	—	—	7,500	194,850

Howard J. Wenger	—	(3)	276,000	345,000	517,500	—	—	—	—	—
	—	(4)	115,000	115,000	179,688	—	—	—	—	—
	2/3/2015	(8)	—	—	—	—	—	—	20,000	548,000
	2/23/2015	(5)	—	—	—	16,200	18,000	27,000	—	500,400
	2/23/2015	(10)	—	—	—	10,720	13,400	13,400	—	372,520
	3/20/2015	(10)	—	—	—	2,000	2,000	2,000	—	65,740

Marty T. Neese	—	(3)	243,000	303,750	455,625	—	—	—	—	—
	—	(4)	101,250	101,250	158,203	—	—	—	—	—
	2/3/2015	(8)	—	—	—	—	—	—	8,400	230,160
	2/23/2015	(12)	—	—	—	20,000	25,000	37,500	—	695,000

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								All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Douglas J. Richards	—(3)	177,600	222,000	333,000	—	—	—	—	—
	—(4)	74,000	74,000	115,625	—	—	—	—	—
	2/3/2015(8)	—	—	—	—	—	—	15,000	411,000
	2/23/2015(5)	—	—	—	12,150	13,500	20,250	—	375,300
	3/20/2015(10)	—	—	—	1,500	1,500	1,500	—	49,305

(1)	Additional information about estimated possible payouts under non-equity incentive plan awards is set forth below in the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards Table.”

(2)	The amounts reported in these columns represent performance-based restricted stock unit opportunities. The Compensation Committee approved the awards on February 23 and March 20, 2015. The grant date fair value of these awards is reported based on the probable outcome of the applicable performance conditions and is consistent with the estimate of aggregate compensation cost, if any, expected to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. See Note 17 to our consolidated financial statements in our 2015 Annual Report for details as to the assumptions used to determine the aggregate grant date fair value of these awards. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Estimates” in our 2015 Annual Report.

(3)	Consists of an award under our 2015 Annual Bonus Program. Achievement levels for certain performance targets could reduce payouts to zero when the applicable formula is applied, as further described below.

(4)	Consists of an award under our Semi-Annual Bonus Plan. Achievement levels for certain performance targets could reduce payouts to zero when the applicable formula is applied, as further described below.

(5)	Consists of an award of restricted stock units, subject to achievement of specific performance metrics in addition to time-based vesting requirements, under the Third Amended and Restated SunPower Corporation 2005 Stock Incentive Plan. Failure to achieve certain performance metrics could result in zero restricted stock units being awarded. The maximum attainable award is 150% of target. The closing price of our common stock was $27.80 on February 23, 2015. Actual awards were determined in the first quarter of 2016 and are described in “Equity Incentive Plan Compensation” below. The earned award vests ratably on March 1, 2016, March 1, 2017, and March 1, 2018.

(6)	Consists of an award of restricted stock units, subject to achievement of specific performance metrics in addition to time-based vesting requirements, under the 2015 Equity Plan. Failure to achieve certain performance metrics could result in zero restricted stock units being awarded. The maximum attainable award is 150% of target. The earned award vests in full on March 1, 2017.

(7)	Consists of an award of restricted stock units, subject to achievement of specific performance metrics in addition to time-based vesting requirements, under the 2015 Equity Plan. Failure to achieve certain performance metrics could result in zero restricted stock units being awarded. The maximum attainable award is 100% of target. The earned award vests in full on March 1, 2017.

(8)	Consists of an award of restricted stock units, subject to time-based vesting requirements, under the Third Amended and Restated SunPower Corporation 2005 Stock Incentive Plan. The award vests ratably on March 1, 2016, March 1, 2017, and March 1, 2018. The closing price of our common stock was $27.40 on February 3, 2015, and $27.80 on February 23, 2015.

(9)	Consists of an award of restricted stock units, granted in replacement of certain awards granted in 2012 and 2013 that were rescinded in 2015 because, at the time of grant, such earlier awards exceeded the share limitations per recipient under the Third Amended and Restated SunPower Corporation 2005 Stock Incentive Plan. On June 3, 2015, our stockholders ratified the replacement awards. As such, while granted in 2015, the Compensation Committee did not view this award as part of Mr. Werner’s 2015 compensation package. The award vests in full on September 1, 2016.

(10)	Consists of an award of restricted stock units, subject to achievement of specific performance metrics in addition to time-based vesting requirements, under the 2015 Equity Plan. Failure to achieve certain performance metrics could result in zero restricted stock units being awarded. The maximum attainable award is 100% of target. The closing price of our common stock was $27.80 on February 23, 2015 and $32.87 on March 20, 2015. Actual awards were determined in the first quarter of 2016 and are described in “Equity Incentive Plan Compensation” below. The earned award vests ratably on March 1, 2016, March 1, 2017, and March 1, 2018.

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(11)	Consists of an award of restricted stock units, subject to time-based vesting requirements, under the 2015 Equity Plan. The award vests ratably on August 1, 2016, August 1, 2017, and August 1, 2018. The closing price of our common stock was $25.98 on July 21, 2015.

(12)	Consists of an award of restricted stock units, subject to achievement of specific performance metrics in addition to time-based vesting requirements, under the 2015 Equity Plan. Failure to achieve certain performance metrics could result in zero restricted stock units being awarded. The maximum attainable award is 150% of target. The closing price of our common stock was $27.80 on February 23, 2015. Actual awards were determined in the first quarter of 2016 and are described in “Equity Incentive Plan Compensation” below. The earned award vests ratably on March 1, 2016, March 1, 2017, and March 1, 2018.

Non-Equity Incentive Plan Compensation

During fiscal 2015, our named executive officers were eligible for cash bonus payments under our Annual Executive Bonus Plan, under which we adopted our 2015 Annual Bonus Program and our Semi-Annual Bonus Plan. The supplemental table below entitled “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards Table” sets forth each named executive officer’s target and maximum payout opportunities under both the 2015 Annual Bonus Program and the Semi-Annual Bonus Plan. Under the terms of both bonus plans, failure to achieve certain corporate or individual metrics could have resulted in zero payouts to an individual for a given period. The table entitled “2015 Total Non-Equity Incentive Plan Compensation” above in “Compensation Discussion and Analysis” details the actual payouts awarded under the two bonus plans to each named executive officer for fiscal 2015.

Estimated Possible Payouts Under Non-Equity Incentive Plan Awards Table

Name	2015 Semi-Annual Bonus Plan Target (Aggregate) ($)	2015 Semi- Annual Bonus Plan Maximum (Aggregate) ($)	2015 Annual Bonus Program Target ($)	2015 Annual Bonus Program Maximum ($)
Thomas H. Werner	300,000	468,750	900,000	1,350,000
Charles D. Boynton	101,250	158,203	303,750	455,625
Howard J. Wenger	115,000	179,688	345,000	517,500
Marty T. Neese	101,250	158,203	303,750	455,625
Douglas J. Richards	74,000	115,625	228,000	333,000

2015 Annual Bonus Program. Awards under the 2015 Annual Bonus Program were formula-driven. At the beginning of fiscal 2015, the Compensation Committee established and approved minimum, target, and maximum levels in respect of three performance criteria: (1) an annual revenue metric, (2) an annual profitability metric, and (3) an annual free cash flow metric. Our annual revenue metric is based on our annual revenue, with certain adjustments such as amounts related to utility and power plant projects. Our annual profitability metric is based on our annual net income, adjusted for taxes and other items such as amounts related to utility and power plant projects and certain payments made to Total. Our annual free cash flow metric is based on our annual operating cash flow, adjusted for items such as amounts relating to investing activities and certain amounts relating to lease financing. Each named executive officer would earn 33% of his target bonus under the 2015 Annual Bonus Program upon the achievement of the revenue target, 33% upon the achievement of the profitability target, and the remaining 33% of his target bonus upon the achievement of the free cash flow target. In order to encourage our named executive officers to exceed the performance targets, our Compensation Committee set the maximum payment under the program at 150% of target. Payment for each target is determined based on performance achievement relative to minimum, target, and maximum levels, as follows:

Performance Level Achieved	Bonus Payment as Percentage of Bonus Target
Below minimum	No bonus paid
At minimum	80% of target bonus (minimum award for minimum achievement)
Between minimum and target	Prorated on a straight-line basis, between 80% and 100%
At target	100% of target
Between target and maximum	Prorated on a straight-line basis, between 100% and 150%
At or above maximum	150% of target

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The annual performance targets, set at the beginning of fiscal 2015, were assessed at the end of the year. Based on our actual results in fiscal 2015, bonuses were earned and paid to our named executive officers for the annual revenue target, the annual profitability target, and the annual free cash flow target, as presented below in the aggregate.

Performance Criterion	Target	Achievement	Payment as % of Target Payment
Annual revenue metric	$2,480 million	$2,604 million	113%
Annual profitability metric	$100.6 million	$299 million	150%
Annual free cash flow metric	$(67.0) million	$(117) million	80%

Semi-Annual Bonus Plan. Awards under the Semi-Annual Bonus Plan were also formula-driven, with targets in respect of a semi-annual profitability metric and corporate performance metrics, consisting of a set of corporate milestones representing key initiatives that would support our corporate business plan. The semi-annual profitability metric is based on our semi-annual pre-tax net income, adjusted for amounts related to utility and power plant projects, non-cash interest expense, stock-based compensation expense and other items. Each named executive officer is further assigned an individual modifier by his or her manager, or, in the case of our Chief Executive Officer, by the Board of Directors, meant to take into account individual performance and accomplishments. These three metrics were then incorporated into the plan’s formula. Each named executive officer’s individual modifier could result in no award being payable even if we achieved our quarterly profitability metric and corporate milestones targets in the event that the individual modifier was determined to be zero. If threshold corporate milestones were achieved and we exceeded our semi-annual profitability metric target, bonus payments could exceed 100% of target, up to a maximum payment of 156% (based on the semi-annual profitability metric), depending on the individual modifier.

Payments under the Semi-Annual Incentive Bonus Plan were made as follows:

Achievement of Semi-Annual Profitability Metric Target	Achievement of Corporate Milestones	Payment
Under target	Under 60%	No payment

Between target and maximum	Over 60% but equal to or under 80%	50% payment
Payment = 2015 semi-annual salary multiplied by Semi-Annual Bonus Plan target bonus (%) multiplied by semi-annual profitability metric achievement (up to a maximum of 125%) multiplied by individual modifier (up to a maximum of 125%) multiplied by 50%

At target	80% or over	100% payment

Payment = 2015 semi-annual salary multiplied by Semi-Annual Bonus Plan target bonus (%) multiplied by semi-annual profitability metric achievement (up to a maximum of 125%) multiplied by individual modifier (up to a maximum of 125%)

Between target and maximum	80% or over	Greater than 100% payment

Payment = 2015 semi-annual salary multiplied by Semi-Annual Bonus Plan target bonus (%) multiplied by semi-annual profitability metric achievement (up to a maximum of 125%) multiplied by individual modifier (up to a maximum of 125%)

Under target	80% or over	No payment

Our 2015 corporate milestones are confidential because disclosure of these milestones would result in competitive harm, but they generally consisted of milestones relating to cost targets, major customer transactions, new product development, manufacturing plans, process enhancements, and inventory turns. The quarterly corporate milestone scores were 74.8%, 62.3%, 76.3% and 81.6% for each quarter in fiscal 2015, respectively. Individual modifiers for the named executive officers ranged from 69% to 115%, and averaged 92% for the two halves of fiscal 2015.

Equity Incentive Plan Compensation

In addition to time-based restricted stock unit awards, to further align executive compensation with maximizing stockholder value, our Compensation Committee granted to our named executive officers certain performance-based equity awards, consisting of restricted stock units, or RSUs, that would be released and begin time-based vesting only upon achievement of certain corporate or individual performance objectives.

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Our Compensation Committee met at the beginning of 2015 and established and approved target levels in respect of three performance criteria for our traditional performance-based equity awards: (1) an annual revenue metric, (2) an annual profitability metric, and (3) an annual free cash flow metric. Each eligible named executive officer would earn 33% of his target performance-based RSUs upon the achievement of the annual revenue metric target, 33% upon the achievement of the annual profitability metric target, and the remaining 33% of his target performance-based RSUs upon the achievement of the annual free cash flow metric target. The three metrics and their corresponding targets are the same as those for our 2015 Annual Bonus Program, described above in “Executive Compensation—Non-Equity Incentive Plan Compensation.” Payment for each target was determined based on the performance metric achieved relative to minimum, target, and maximum performance levels, as follows:

Percentage of Performance Target Achieved	Grant of RSUs as Percentage of Target RSUs
Below minimum	No RSUs earned
At minimum	90% of target RSUs (minimum award for minimum achievement)
Between minimum and target	Prorated on a straight-line basis, between 90% and 100%
At target	100% of target
Between target and maximum	Prorated on a straight-line basis, between 100% and 150%
At or above maximum	150% of target

Performance-based restricted stock units vest, if at all, in three equal annual installments, subject to continued service after achievement of the performance measures, starting March 1, 2016. In connection with our 2015 traditional performance-based equity awards, we achieved 113% of our annual revenue metric target, 150% of our annual profitability metric target, and 90% of our annual free cash flow metric target. Based on our actual results in fiscal 2015, traditional performance-based RSUs were earned by our named executive officers for achievement of the annual revenue, annual profitability, and annual free cash flow metric targets. See “Compensation Discussion and Analysis—Equity Awards,” which details the actual performance-based restricted stock units earned in fiscal 2015.

In addition, we awarded additional performance-based RSUs to certain of our executive officers in connection with other strategic goals. These goals are confidential because their disclosure would result in competitive harm, but they generally consisted of metrics relating to cost, new business development, and profit.

The named executive officers’ targets and earned performance-based RSUs are described above in “Compensation Discussion and Analysis—Analysis of Fiscal 2015 Compensation Decisions—Equity Awards.”

Employment and Severance Agreements

We have entered into employment agreements with certain of our executive officers, including our named executive officers. In August 2015, we adopted a severance policy entitled the 2016 Management Career Transition Plan, which replaced our 2014 Management Career Transition Plan. Additionally, our named executive officers are entitled to receive certain payments from us or our affiliates in the event of certain termination events in connection with a change of control.

Employment Agreements. We are party to employment agreements with several executive officers, including the named executive officers. Each employment agreement provides that the executive’s employment is “at-will” and may be terminated at any time by either party. Each employment agreement generally provides for a three-year term that will automatically renew unless we provide notice of our intent not to renew at least 120 days before the renewal date. The agreements do not specify salary, bonus or other basic compensation terms, but instead provide that each executive’s base salary, annual bonus and equity compensation will be determined in accordance with our normal practices. The primary purpose of the agreements is to provide certain severance benefits for employment terminations in connection with a change of control (as defined in the agreement). In the event an executive’s employment is terminated by us without cause (as defined in the agreement), or if the executive resigns for good reason (as defined in the agreement), and if such termination or resignation occurs during the period three months prior to, and ending 36 months following, a change of control, then the agreements also provide that the executive is entitled to the following benefits:

•	a lump-sum payment equivalent to 24 months of such executive’s base salary;

•	a lump-sum payment equal to any earned but unpaid annual bonus for a completed fiscal year;

•	a lump-sum payment equal to the product of (a) such executive’s target bonus for the then current fiscal year, multiplied by (b) two;

•	continuation of such executive’s and such executive’s eligible dependents’ coverage under our benefit plans for up to 24 months, at our expense;

•	a lump-sum payment equal to such executive’s accrued and unpaid base salary and paid time off;

•	reimbursement of up to $15,000 for services of an outplacement firm mutually acceptable to us and the executive;

•	annual make-up payments for taxes incurred by the executive in connection with benefit plans’ coverage; and

•	all of such executive’s unvested options, shares of restricted stock and restricted stock units (including performance-based restricted stock units) will become fully vested and (as applicable) exercisable as of the termination date and remain exercisable for the time period otherwise applicable to such equity awards following such termination date. In addition, Mr. Werner’s agreement provides for full accelerated vesting upon termination of employment without cause or resignation for good reason, regardless of whether such termination is in connection with a change of control; provided, however, that absent a change of control, no such accelerated vesting or lapsing shall apply to Mr. Werner’s performance-based equity awards.

Under the employment agreements, “cause” means the occurrence of any of the following, as determined by us in good faith:

•	acts or omissions constituting gross negligence or willful misconduct on the part of the executive with respect to the executive’s obligations or otherwise relating to our business,

•	the executive’s conviction of, or plea of guilty or nolo contendere to, crimes involving fraud, misappropriation or embezzlement, or a felony crime of moral turpitude,

•	the executive’s violation or breach of any fiduciary duty (whether or not involving personal profit) to us, except to the extent that his violation or breach was reasonably based on the advice of our outside counsel, or willful violation of any of our published policies governing the conduct of it executives or other employees, or

•	the executive’s violation or breach of any contractual duty to us which duty is material to the performance of the executive’s duties or results in material damage to us or our business;

provided that if any of the foregoing events is capable of being cured, we will provide notice to the executive describing the nature of such event and the executive will thereafter have 30 days to cure such event.

In addition, under the employment agreements, “good reason” means the occurrence of any of the following without the executive’s express prior written consent:

•	a material reduction in the executive’s position or duties,

•	a material breach of the employment agreement,

•	a material reduction in the executive’s aggregate target compensation, including the executive’s base salary and target bonus on a combined basis, excluding a reduction that is applied to substantially all of our other senior executives; provided, however, that for purposes of this clause, whether a reduction in target bonus has occurred shall be determined without any regard to any actual bonus payments made to the executive, or

•	a relocation of the executive’s primary place of business for the performance of his duties to us to a location that is more than 45 miles from our current business location.

The executive shall be considered to have “good reason” under the employment agreement only if, no later than 90 days following an event otherwise constituting “good reason” under the employment agreement, the executive gives notice to us of the occurrence of such event and we fail to cure the event within 30 days following its receipt of such notice from the executive, and the executive terminates service within 36 months following a change of control.

If any of the severance payments, accelerated vesting and lapsing of restrictions would constitute a “parachute payment” within the meaning of Section 280G of the Code and be subject to excise tax or any interest or penalties payable with respect to such excise tax, then the executive’s benefits will be either delivered in full or delivered as to such lesser extent which would result in no portion of such benefits being subject to such taxes, interest or penalties, whichever results in the executive receiving, on an after-tax basis, the greatest amount of benefits.

Before receiving the benefits described in the employment agreements, the executive will be required to sign a separation agreement and release of claims. In addition, the benefits will be conditioned upon the executive not soliciting our or our affiliates’ (as defined in the employment agreement) employees, consultants, customers or users for one year following the termination date.

Mr. Werner’s agreement also provides that, if his termination without cause or resignation for good reason is not in connection with a change of control, his severance benefits will be conditioned upon a non-competition arrangement lasting one year following employment termination.

2016 Management Career Transition Plan. In August 2015, we adopted the 2016 Management Career Transition Plan, (the “Severance Plan”), which replaced our 2014 Management Career Transition Plan. The Severance Plan generally terminates on the third anniversary of the effective date. The Severance Plan addresses severance for certain employment terminations, and payments are only made if the executive or employee is not already entitled to severance benefits under a separate employment agreement. Participants in the Severance Plan include our Chief Executive Officer, Thomas H. Werner, and those employees who have been employed by the Company for at least six months and report directly to him (including our other named executive officers), as well as other key employees of the Company who are provided with written notice from the Chief Executive Officer that they are Severance Plan participants. Under the terms of the Severance Plan, Mr. Werner and the other named executive officers will be eligible for benefits following a termination of employment by us without cause (as defined in the Severance Plan). Such benefits include:

•	a lump-sum payment equivalent to 12 months (or 24 months in Mr. Werner’s case) of such executive’s base salary;

•	a lump-sum payment equal to any earned but unpaid annual bonus for a completed fiscal year;

•	a lump-sum payment equal to the pro rata portion of such executive’s actual bonus for the then current fiscal year, based on the number of whole calendar months between the start of the fiscal year and the termination date;

•	continuation of such executive’s and such executive’s eligible dependents’ coverage under the Company’s health benefit plans for up to 12 months (or 24 months in Mr. Werner’s case), at the Company’s expense;

•	a lump-sum payment equal to such executive’s accrued and unpaid base salary and paid time off;

•	annual make-up payments for taxes incurred by the executive in connection with such health benefit plans’ coverage; and

•	reimbursement of up to $15,000 for services of an outplacement firm mutually acceptable to the Company and the executive.

Outstanding Equity Awards

The following table sets forth information regarding the outstanding equity awards held by our named executive officers as of January 3, 2016.

Outstanding Equity Awards At 2015 Fiscal Year-End Table

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Thomas H.	02/19/2013(2)	—	—	—	—	83,148	2,495,271	—	—
Werner	02/05/2014(3)	—	—	—	—	33,333	1,000,323	—	—
	02/05/2014(4)	—	—	—	—	41,447	1,243,824	—	—
	02/23/2015(5)	—	—	—	—	125,278	3,759,593	—	—
	02/23/2015(6)	—	—	—	—	41,700	1,251,417	—	—
	02/23/2015(7)	—	—	—	—	44,082	1,322,901	—	—
	02/23/2015(8)	—	—	—	—	—	—	33,400	1,002,334
	03/20/2015(9)	—	—	—	—	4,200	126,042	—	—

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Charles D.	02/19/2013(2)	—	—	—	—	23,334	700,253	—	—
Boynton	02/19/2013(10)	—	—	—	—	32,036	961,400	—	—
	02/05/2014(3)	—	—	—	—	11,333	340,103	—	—
	02/05/2014(4)	—	—	—	—	14,092	422,901	—	—
	02/03/2015(6)	—	—	—	—	16,700	501,167	—	—
	02/23/2015(7)	—	—	—	—	17,633	529,166	—	—
	03/20/2015(9)	—	—	—	—	1,700	51,017	—	—
	07/21/2015(11)	—	—	—	—	7,500	225,075	—	—

Howard J.	02/19/2013(2)	—	—	—	—	23,334	700,253	—	—
Wenger	02/19/2013(10)	—	—	—	—	32,036	961,400	—	—
	02/05/2014(3)	—	—	—	—	11,333	340,103	—	—
	02/05/2014(4)	—	—	—	—	14,092	422,901	—	—
	02/03/2015(6)	—	—	—	—	20,000	600,200	—	—
	02/23/2015(7)	—	—	—	—	21,159	634,982	—	—
	02/23/2015(7)	—	—	—	—	13,400	402,134	—	—
	03/20/2015(9)	—	—	—	—	2,000	60,020	—	—

Marty T.	07/02/2008(12)	100,000	—	62.82	07/02/2018	—	—	—	—
Neese	02/19/2013(2)	—	—	—	—	23,334	700,253	—	—
	02/19/2013(10)	—	—	—	—	32,036	961,400	—	—
	02/05/2014(3)	—	—	—	—	11,333	340,103	—	—
	02/05/2014(4)	—	—	—	—	14,092	422,901	—	—
	02/03/2015(6)	—	—	—	—	8,400	252,084	—	—

Douglas J.	02/19/2013(2)	—	—	—	—	18,334	550,203	—	—
Richards	02/19/2013(10)	—	—	—	—	25,171	755,382	—	—
	02/05/2014(3)	—	—	—	—	8,933	268,079	—	—
	02/05/2014(4)	—	—	—	—	11,108	333,351	—	—
	02/03/2015(6)	—	—	—	—	15,000	450,150	—	—
	02/23/2015(7)	—	—	—	—	15,870	476,259	—	—
	03/20/2015(9)	—	—	—	—	1,500	45,015	—	—

(1)	The closing price of our common stock on December 31, 2015 (the last trading day of fiscal 2015) was $30.01.

(2)	Each of these awards of restricted stock units provided for vesting in three equal annual installments on each of March 1, 2014, March 1, 2015, and March 1, 2016 subject to the recipient’s continued employment with us.

(3)	Each of these awards of restricted stock units provided for vesting in three equal annual installments on each of March 1, 2015, March 1, 2016, and March 1, 2017, subject to the recipient’s continued employment with us.

(4)	On February 5, 2014, the named executive officer was awarded a number of performance-based restricted stock units within a pre-set range, with the actual number earned contingent on the achievement of certain performance criteria. The actual earned award was determined in the first quarter of fiscal 2015. The earned award vests in three equal annual installments on March 1, 2015, March 1, 2016, and March 1, 2017, subject to the recipient’s continued employment with us.

(5)	Each of these awards of restricted stock units provided for one-time vesting on September 1, 2016 subject to the recipient’s continued employment with us.

(6)	Each of these awards of restricted stock units provided for vesting in three equal annual installments on each of March 1, 2016, March 1, 2017, and March 1, 2018 subject to the recipient’s continued employment with us.

(7)	On February 23, 2015, the named executive officer was awarded a number of performance-based restricted stock units within a pre-set range, with the actual number contingent on the achievement of certain performance criteria. The actual award was determined in the first quarter of 2016 and is described in “Equity Incentive Plan Compensation” above. The earned award would vests in three equal annual installments on March 1, 2016, March 1, 2017, and March 1, 2018, subject to the recipient’s continued employment with us.

(8)	On February 23, 2015, the named executive officer was awarded a number of performance-based restricted stock units within a pre-set range, with the actual number earned contingent on the achievement of certain performance criteria. The actual earned award will determined in the first quarter of 2017.

(9)	On March 20, 2015, the named executive officer was awarded a number of performance-based restricted stock units within a pre-set range, with the actual number contingent on the achievement of certain performance criteria. The actual award was determined in the first quarter of 2016 and is described in “Equity Incentive Plan Compensation” above. The earned award would vests in three equal annual installments on March 1, 2016, March 1, 2017, and March 1, 2018, subject to the recipient’s continued employment with us.

(10)	On February 19, 2013, the named executive officer was awarded a number of performance-based restricted stock units within a pre-set range, with the actual number earned contingent on the achievement of certain performance criteria. The actual earned award was determined in the first quarter of 2014. The earned award vests in three equal annual installments on March 1, 2014, March 1, 2015, and March 1, 2016, subject to the recipient’s continued employment with us.

(11)	Each of these awards of restricted stock units provided for vesting in three equal annual installments on each of August 1, 2016, August 1, 2017, and August 1, 2018, subject to the recipient’s continued employment with us.

(12)	This option has a 10-year term and vests in equal annual installments over a four-year period starting on July 2, 2009.

The following table sets forth the number of shares acquired pursuant to the vesting of stock awards held by our named executive officers during fiscal 2015 and the aggregate dollar amount realized by our named executive officers upon such events. Because there were no shares acquired by our named executive officers pursuant to the exercise of options during fiscal 2015, we have not included columns pertaining to option awards in the table below.

2015 Option Exercises and Stock Vested Table

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Thomas H. Werner	411,354	13,434,822
Charles D. Boynton	130,245	4,253,802
Howard J. Wenger	127,160	4,153,046
Marty T. Neese	123,826	4,044,157
Douglas J. Richards	99,979	3,265,314

(1)	The aggregate dollar value realized upon the vesting of a stock award represents the fair market value of the underlying shares on the vesting date multiplied by the number of shares vested.

Potential Payments Upon Termination or Change of Control

Termination Payments Made in Fiscal 2015. We made no termination payments to any of our named executive officers during fiscal 2015.

Tabular Disclosure of Termination Payments. Our employment agreements with our named executive officers contain provisions that provide for payments upon certain events of termination and change of control. See “Employment and Severance Agreements” above for a detailed description of these agreements. The following tables summarize the estimated payments that would have been made on December 31, 2015 which our named executive officers would be eligible to receive upon the following termination events, assuming each such event had occurred on December 31, 2015, the last business day of our fiscal year ended January 3, 2016:

•	termination with cause or voluntary resignation without good reason;

•	involuntary termination without cause or voluntary resignation for good reason in connection with a change of control;

•	involuntary termination without cause or voluntarily resignation for good reason not in connection with a change of control;

•	retirement; or

•	discontinued service due to death or disability.

The dollar value identified with respect to each type of equity award is based on each named executive officer’s accelerated restricted stock units as of December 31, 2015 is based on the $30.01 per share closing price for our common stock on December 31, 2015, the last trading day of our fiscal year ended January 3, 2016. No named executive officers held unvested stock options as of December 31, 2015. For more information on each officer’s outstanding equity awards as of January 3, 2016, please see the “Outstanding Equity Awards At 2015 Fiscal-Year End Table” above. The tables do not include unpaid regular salary, nor the impact of certain “best net” provisions of each named executive officer’s employment agreement that provides that, in the event any payments under such employment agreement would constitute parachute payments under Section 280G of the Code or be subject to the excise tax of Section 4999 of the Code, then such payments should be either delivered in full or reduced to result in no portion being subject to such tax provisions and still yield the greatest payment to the individual on an after tax basis.

Termination Payments Table

Name	Termination Scenario	Base Salary ($)	Bonus and Accelerated Non-Equity Incentive Plan Awards ($)	Accelerated Restricted Stock Units ($)(1)(2)	Continued Medical Benefits and Gross Up ($)	Outplace- ment Services ($)	Accrued Paid Time Off and Sabbatical ($)	Total ($)
Thomas H. Werner	Termination with cause or voluntary resignation without good reason	—	—	—	—	—	69,231	69,231

	Involuntary termination without cause or voluntary resignation for good reason in connection with change of control	1,200,000	2,400,000	12,004,179	67,420	15,000	69,231	15,755,829

	Involuntary termination without cause or voluntary resignation for good reason not in connection with change of control	1,200,000	1,200,000	10,251,595	67,420	15,000	69,231	12,803,245

	Retirement	—	—	—	—	—	69,231	69,231

	Death or disability	—	—	7,462,287	—	—	69,231	7,531,517

Charles D. Boynton	Termination with cause or voluntary resignation without good reason	—	—	—	—	—	—	—

	Involuntary termination without cause or voluntary resignation for good reason in connection with change of control	900,000	810,000	3,652,066	99,388	15,000	—	5,476,454

	Involuntary termination without cause or voluntary resignation for good reason not in connection with change of control	450,000	405,000	—	49,694	15,000	—	919,694

	Retirement	—	—	—	—	—	—	—

	Death or disability	—	—	1,306,425	—	—	—	1,306,425

Howard J. Wenger	Termination with cause or voluntary resignation without good reason	—	—	—	—	—	—	—

	Involuntary termination without cause or voluntary resignation for good reason in connection with change of control	920,000	920,000	4,027,191	85	15,000	—	5,882,276

	Involuntary termination without cause or voluntary resignation for good reason not in connection with change of control	460,000	460,000	—	42	15,000	—	935,042

	Retirement	—	—	—	—	—	—	—

	Death or disability	—	—	1,697,336	—	—	—	1,697,336

Name	Termination Scenario	Base Salary ($)	Bonus and Accelerated Non-Equity Incentive Plan Awards ($)	Accelerated Restricted Stock Units ($)(1)(2)	Continued Medical Benefits and Gross Up ($)	Outplace- ment Services ($)	Accrued Paid Time Off and Sabbatical ($)	Total ($)
Marty T. Neese	Termination with cause or voluntary resignation without good reason	—	—	—	—	—	—	—

	Involuntary termination without cause or voluntary resignation for good reason in connection with change of control	900,000	810,000	3,426,991	68,440	15,000	—	5,220,431

	Involuntary termination without cause or voluntary resignation for good reason not in connection with change of control	450,000	405,000	—	34,220	15,000	—	904,220

	Retirement	—	—	—	—	—	—	—

	Death or disability	—	—	1,002,334	—	—	—	1,002,334

Douglas J. Richards	Termination with cause or voluntary resignation without good reason	—	—	—	—	—	—	—

	Involuntary termination without cause or voluntary resignation for good reason in connection with change of control	740,000	592,000	2,807,315	76,094	15,000	—	4,230,409

	Involuntary termination without cause or voluntary resignation for good reason not in connection with change of control	370,000	296,000	—	38,047	15,000	—	719,047

	Retirement	—	—	—	—	—	—	—

	Death or disability	—	—	971,424	—	—	—	971,424

(1)	In connection with a change of control, accelerated restricted stock units’ calculation assumes that the change of control does not involve Total or one of its affiliates.

(2)	Awards under the SunPower Corporation 2015 Omnibus Incentive Plan provide for accelerated vesting upon death or disability.

COMPENSATION COMMITTEE REPORT

The following report has been submitted by the Compensation Committee of the Board of Directors:

The Compensation Committee of the Board of Directors has reviewed and discussed our Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended January 3, 2016 and definitive proxy statement on Schedule 14A for our 2016 Annual Meeting, each as filed with the SEC. The foregoing report was submitted by the Compensation Committee of the Board and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by us under the Securities Act of 1933 or the Exchange Act.

COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS

Thomas R. McDaniel
Jean-Marc Otero del Val
Humbert de Wendel
Pat Wood III, Chair

March 8, 2016

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding beneficial ownership of our common stock as of February 29, 2016 (except as described below) by:

•	each of our directors;

•	our Chief Executive Officer, Chief Financial Officer, and each of the three other most highly compensated individuals who served as our executive officers at the end of our fiscal year 2015, whom we collectively refer to as our “named executive officers”;

•	our directors, director nominees and executive officers as a group; and

•	each person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) who is known by us to beneficially own more than 5% of any class of our common stock.

Applicable beneficial ownership percentages listed below are based on 136,780,515 shares of common stock outstanding as of February 29, 2016. The business address for each of our directors and executive officers is our corporate headquarters at 77 Rio Robles, San Jose, California 95134.

	Common Stock Beneficially Owned (1)
Directors and Named Executive Officers	Number of Shares	%
Charles D. Boynton (2)	122,447	*
Arnaud Chaperon	—	—
Bernard Clément	—	—
Denis Giorno	—	—
Daniel Lauré (3)	—	*
Catherine Lesjak	19,309	*
Thomas R. McDaniel (4)	105,435	*
Marty T. Neese (5)	259,168	*
Douglas J. Richards (6)	123,781	*
Humbert de Wendel	—	—
Howard J. Wenger (7)	247,177	*
Thomas H. Werner (8)	426,087	*
Pat Wood III (9)	52,553	*
All Directors and Executive Officers as a Group (15 persons) (10)	1,455,678	*
Other Persons
Total S.A.
Total Energies Nouvelles Activités USA, SAS (11)
2, place Jean Millier
La Défense 6
92400 Courbevoie
France	104,528,234	64.23%
Wellington Management Group LLP
Wellington Group Holdings LLP
Wellington Investment Advisors Holdings LLP
Wellington Management Company LLP (12)
c/o Wellington Management Group LLP
280 Congress Street
Boston, MA 02210	15,210,016	11.12%

*	Less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares underlying restricted stock units and options held by that person that will vest or be exercisable within 60 days of February 29, 2016 are deemed to be outstanding. Such shares, however, are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

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(2)	Includes 34,567 RSUs and 45,525 PSUs vesting within 60 days of February 29, 2016.

(3)	Mr. Lauré joined our Board on March 9, 2016.

(4)	Includes 105,319 shares of common stock held indirectly in the McDaniel Trust dtd 7/26/2000 of which Mr. McDaniel and his spouse are co-trustees.

(5)	Includes 100,000 shares of common stock issuable upon exercise of options exercisable within 60 days of February 29, 2016 and 31,801 RSUs and 39,802 PSUs vesting within 60 days of February 29, 2016.

(6)	Includes 27,801 RSUs and 36,515 PSUs vesting within 60 days of February 29, 2016.

(7)	Includes 5,072 shares of commons stock held indirectly in The H&L Wenger 2002 Family Trust UAD 06/21/02 Howard Wenger & Lisa Wenger Trustees and 35,667 RSUs and 51,267 PSUs vesting within 60 days of February 29, 2016.

(8)	Includes 1,218 shares of common stock held by The Werner Family Trust (“WF Trust”), of which Mr. Werner and his wife are co-trustees and the beneficiaries are the surviving spouse between Thomas Werner and Suzanne Werner, to be followed by Jessica Werner and Katheryn Werner. Thomas and Suzanne Werner have been delegated joint control and voting power over the WF Trust. Includes 113,715 RSUs and 36,817 PSUs vesting within 60 days of February 29, 2016.

(9)	Includes 12,000 shares of common stock issuable upon exercise of options exercisable within 60 days of February 29, 2016.

(10)	Includes the shares described in footnotes 2-8 plus 16,000 shares of common stock held by additional executive officers and 40,109 RSUs and 43,534 PSUs vesting within 60 days of February 29, 2016 held by an additional executive officers.

(11)	The ownership information set forth in the table is based on information contained in a statement on Schedule 13D/A, filed with the SEC on December 10, 2015 by Total Energies Nouvelles Activités USA, SAS (formerly known as Total Gas & Power USA, SAS) and its parent Total S.A., which indicated that the parties have shared voting and shared dispositive power with respect to said shares. Includes 9,531,677 shares of common stock issuable pursuant to a warrant issued by us to Total Gas & Power USA, SAS on February 28, 2012, 8,017,420 shares of common stock issuable upon conversion of the convertible debentures issued by us to Total Gas & Power USA, SAS on May 29, 2013, 5,126,775 shares of common stock issuable upon conversion of the convertible debentures issued by us to Total Energies Nouvelles Activités USA, SAS on June 11, 2014 and 3,275,680 shares of common stock issuable upon conversion of the convertible debentures issued by us to Total Energies Nouvelles Activités USA, SAS on December 15, 2015.

(12)	The ownership information set forth in the table is based on information contained in a statement on Schedule 13G/A, filed with the SEC on February 11, 2016 by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP. Such statement disclosed that Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP have shared dispositive power with respect to 15,210,016 shares (or 11.12% of the shares of common stock outstanding as of February 29, 2016) and shared voting power with respect to 11,872,995 shares (or 8.68% of the shares of common stock outstanding as of February 29, 2016) and that Wellington Management Company LLP has shared dispositive power with respect to 14,495,066 shares and shared voting power with respect to 11,490,627 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires certain of our executive officers and our directors, and persons who own more than 10% of a registered class of our equity securities, to file an initial report of ownership on Form 3 and reports of changes in ownership on Forms 4 or 5 with the SEC and The NASDAQ Global Select Market. Such executive officers, directors and greater than 10% stockholders are also required by SEC regulations to furnish us with copies of all Section 16 forms that they file. We periodically remind our directors and executive officers of their reporting obligations and assist in making the required disclosures once we have been notified that a reportable event has occurred. We are required to report in this proxy statement any failure by any of the above-mentioned persons to make timely Section 16 reports.

Based solely on our review of the copies of such forms received by us, and written representations from our directors and executive officers, we are unaware of any instances of noncompliance, or late compliance, with Section 16(a) filing requirements by our directors, executive officers or greater than 10% stockholders during fiscal 2015.

COMPANY STOCK PRICE PERFORMANCE

The following graph compares the performance of an investment in our common stock from January 3, 2011 through January 3, 2016, with The NASDAQ Market Index and with four comparable issuers: First Solar, Inc., SunEdison, Inc., and Trina Solar Ltd. The graph assumes $100 was invested on January 3, 2011 in our former Class A common stock at the closing price of $13.06 per share, at the closing prices of the common stock for First Solar, Inc., SunEdison, Inc. and Trina Solar Ltd., and at the closing price for The NASDAQ Market Index. In addition, the graph assumes that any dividends were reinvested on the date of payment without payment of any commissions. The performance shown in the graph represents past performance and should not be considered an indication of future performance. The following graph is not, and shall not be deemed to be, filed as part of our

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Annual Report on Form 10-K. Such graph should not be deemed filed or incorporated by reference into any of our filings under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent specifically incorporated by reference therein by us.

ASSUMES $100 INVESTED ON JANUARY 2, 2011
(ASSUMES DIVIDEND REINVESTED)
UNTIL FISCAL YEAR ENDED JANUARY 3, 2016

	January 1, 2012	December 30, 2012	December 29, 2013	December 28, 2014	December 31, 2015
SunPower Corporation	$48.56	$42.79	$225.33	$205.14	$233.90
Nasdaq Market Index	$98.20	$111.59	$156.68	$181.19	$188.75
First Solar, Inc.	$25.94	$22.90	$42.46	$34.07	$50.71
SunEdison, Inc.	$34.99	$28.15	$93.98	$113.68	$45.20
Trina Solar Ltd.	$28.52	$18.02	$56.15	$56.15	$47.05

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of January 3, 2016 with respect to our equity compensation plans under which our equity securities are authorized for issuance (in thousands, except dollar figures).

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	135	$56.48	7,174
Total(1)	135	—	7,174

(1)	This table excludes options to purchase an aggregate of approximately 15,334 shares of common stock, at a weighted average exercise price of $32.46 per share, that we assumed in connection with the acquisition of PowerLight Corporation, now known as SunPower Corporation, Systems, in January 2007. Under the terms of our three equity incentive plans, we may issue incentive or non-statutory stock options, restricted stock awards, restricted stock units, or stock purchase rights to directors, employees and consultants to purchase common stock. The SunPower Corporation 2015 Omnibus Incentive Plan includes an automatic share reserve increase feature effective for fiscal 2016 through fiscal 2025. This share reserve increase feature will cause an annual and automatic increase in the number of shares of our common stock reserved for issuance under the Stock Incentive Plan in an amount each year equal to the least of: 3% of the outstanding shares of our common stock measured on the last day of the immediately preceding fiscal year; 6,000,000 shares; and such other number of shares as determined by our Board. On January 4, 2016, the Board approved a 2,734,245 (2%) share increase for fiscal 2016.

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PROPOSAL THREE

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2016

The Board of Directors, upon recommendation of the Audit Committee, has reappointed the firm of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 1, 2017, subject to ratification by our stockholders.

Ernst & Young LLP has served as our auditor since May 3, 2012. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our By-Laws or other applicable legal requirements. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate governance.

If the stockholders fail to ratify the selection of our independent registered accounting firm, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our and our stockholders’ best interests.

Ernst & Young LLP

Ernst & Young LLP fees incurred by us for fiscal years 2014 and 2015 were as follows:

Services	2014 ($)	2015 ($)
Audit Fees	2,479,728	2,871,088
Audit-Related Fees	403,750	1,440,551
Tax Fees	320,200	983,365
All Other Fees	8,165	19,000
Total	3,213,857	5,314,005

•	Audit Fees: Audit fees for 2014 and 2015 were for professional services rendered in connection with audits of our consolidated financial statements, statutory audits of our subsidiary companies, quarterly reviews and assistance with documents that we filed with the SEC (including our Forms 10-Q and 8-K) for periods covering fiscal 2014 and 2015.

•	Audit-Related Fees: Audit-related fees for 2014 and 2015 were for professional services rendered in connection with debt offerings and consultations with management on various accounting matters.

•	Tax Fees: Tax fees for 2014 and 2015 were for tax consulting services.

•	All Other Fees: Other fees in 2014 and 2015 were for access to technical accounting services.

Audit Committee Pre-Approval

As required by Section 10A(i)(1) of the Exchange Act, our Audit Committee has adopted a pre-approval policy requiring that the Audit Committee pre-approve all audit and permissible non-audit services to be performed by our independent registered public accounting firm. Any proposed service that has received pre-approval but which will exceed pre-approved cost limits will require additional pre-approval by the Audit Committee. In addition, pursuant to Section 10A(i)(3) of the Exchange Act, the Audit Committee has established procedures by which the Audit Committee may from time to time delegate pre-approval authority to the Chairman of the Audit Committee. If the Chairman exercises this authority, he must report any pre-approval decisions to the full Audit Committee at its next meeting. The independent registered public accounting firm and our management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with the committee’s pre-approval, and the fees for the services performed to date.

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During fiscal years 2014 and 2015 all services provided to us by Ernst & Young LLP were pre-approved by the Audit Committee in accordance with the pre-approval policy described above. The scope and services was reviewed and approved by the Audit Committee after the services were rendered. Ernst & Young LLP and our Audit Committee have each concluded that Ernst & Young LLP’s objectivity and ability to exercise impartial judgment on all issues encompassed with the audit engagement has not been impaired because (i) the services did not include prohibited non-audit related services; (ii) no members of the audit engagement team were aware of or involved with the provision of the services until after such services were provided; and (iii) the fees we paid were insignificant both to Ernst & Young LLP and to SunPower.

Vote Required

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2016 requires the affirmative vote of the holders of a majority of our stock having voting power and in attendance or represented by proxy at the Annual Meeting. We do not expect “broker non-votes” on this proposal since brokers have discretionary authority to vote on this proposal. Abstentions will have the effect of votes against this proposal.

SUNPOWER CORPORATION 77 RIO ROBLES SAN JOSE, CA 95134

VOTE BY INTERNET

Before The Annual Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Annual Meeting - Go to www.virtualshareholdermeeting.com/SPWR2016
You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

	E01464-P75435	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SUNPOWER CORPORATION				For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:				All	All	Except

1.	Election of Directors			☐	☐	☐

Nominees:

	01)	Bernard Clément
	02)	Denis Giorno
	03)	Catherine Lesjak

The Board of Directors recommends you vote FOR the following proposals:								For	Against	Abstain

2.	Approval, by an advisory vote, of our Named Executive Officer compensation							☐	☐	☐

3.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2016							☐	☐	☐

NOTE: In their discretion, Thomas H. Werner, Charles D. Boynton, Lisa Bodensteiner or any of them, each with the power of substitution, are authorized to vote upon such other matter or matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.						☐

This Proxy should be marked, dated and signed by stockholder(s) exactly as his or her name(s) appear(s) hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as a community property, both should sign.

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Combined Document is available at www.proxyvote.com.

E01465-P75435

SUNPOWER CORPORATION PROXY FOR 2016 ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of SUNPOWER CORPORATION, a Delaware corporation, hereby acknowledges the Notice of the 2016 Annual Meeting of Stockholders and Proxy Statement, and hereby appoints Thomas H. Werner, Charles D. Boynton and Lisa Bodensteiner, and each of them, as proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned, to represent, vote and act on behalf of the undersigned at the 2016 Annual Meeting of Stockholders of SunPower Corporation to be held on April 28, 2016, at 10:00 a.m. Pacific Time, at www.virtualshareholdermeeting.com/SPWR2016 and at any adjournment or postponement thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote, if then and there personally present, on all matters coming before the meeting. A majority of such attorneys-in-fact or substitutes as shall be present and shall act at said meeting or any adjournment or postponement thereof (or if only one shall represent and act, then that one) shall have and may exercise all the powers of said attorneys-in-fact hereunder.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR (1) ELECTION OF EACH OF THE DIRECTOR NOMINEES; (2) APPROVAL, BY AN ADVISORY VOTE, OF OUR NAMED EXECUTIVE OFFICER COMPENSATION; AND (3) THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND WILL BE VOTED AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTER OR MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side